                                                      REGISTRATION NO. 333-32937
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          MMCA AUTO OWNER TRUST 1997-1
                       (Issuer with respect to the Notes)
                          MMCA AUTO RECEIVABLES, INC.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

            DELAWARE                            9999                           33-0570905
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)       Classification Code No.)            Identification No.)

                              6363 KATELLA AVENUE
                         CYPRESS, CALIFORNIA 90630-5205
                                 (714) 236-1592
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                           --------------------------

                                 ERIC L. ECKES
                              6363 KATELLA AVENUE
                         CYPRESS, CALIFORNIA 90630-5205
                                 (714) 236-1509
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

              SUSAN M. CURTIS, ESQ.                                 DALE W. LUM, ESQ.
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP                        BROWN & WOOD LLP
                 919 THIRD AVENUE                                 555 CALIFORNIA STREET
             NEW YORK, NEW YORK 10022                        SAN FRANCISCO, CALIFORNIA 94104

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE        AGGREGATE        REGISTRATION
        SECURITIES TO BE REGISTERED            BE REGISTERED      PER UNIT(1)      OFFERING PRICE(1)       FEE(2)
  % Class A-1 Money Market Asset Backed
  Notes.....................................   $135,000,000           100%            $135,000,000       $40,909.09
  % Class A-2 Asset Backed Notes............   $115,000,000           100%            $115,000,000        34,848.48
  % Class A-3 Asset Backed Notes............   $123,000,000           100%            $123,000,000        37,272.73
  % Class A-4 Asset Backed Notes............   $ 77,904,000           100%            $ 77,904,000        23,607.27

(1) Estimated solely for the purpose of calculating the registration fee.


(2) Previously paid.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $450,904,000
                          MMCA Auto Owner Trust 1997-1
          $135,000,000 5.63% Class A-1 Money Market Asset Backed Notes
                $115,000,000 5.79% Class A-2 Asset Backed Notes
                $123,000,000 6.08% Class A-3 Asset Backed Notes
                $ 77,904,000 6.17% Class A-4 Asset Backed Notes

                                 -------------
                          MMCA Auto Receivables, Inc.
                                     Seller

                                     [LOGO]
                                    Servicer
                                 -------------


MMCA Auto Owner Trust 1997-1 (the "Trust") was formed pursuant to a Trust Agreement dated as of October 1, 1997, between MMCA Auto Receivables, Inc. (the
 "Seller") and Wilmington Trust Company, as Owner Trustee. The Trust will issue approximately $450,904,000 aggregate principal amount of Asset Backed Notes
  (collectively, the "Notes") consisting of $135,000,000 aggregate principal amount of 5.63% Class A-1 Money Market Asset Backed Notes (the "Class A-1 Notes"), $115,000,000 aggregate principal amount of 5.79 % Class A-2
    Asset Backed Notes (the "Class A-2 Notes"), $123,000,000 aggregate principal amount of 6.0% Class A-3 Asset Backed Notes (the "Class A-3 Notes"), and $77,904,000 aggregate principal amount of 6.17% Class A-4 Asset Backed Notes (the "Class A-4 Notes"), pursuant to an Indenture to be dated as of October 1, 1997, between the Trust and Bank of
      Tokyo--Mitsubishi Trust Company, as Indenture Trustee. The Trust will also issue approximately $238,924,890 aggregate principal amount of Asset Backed Certificates (the "Certificates"). The
                   Certificates are not being offered hereby.


The assets of the Trust will include a pool of motor vehicle retail installment sale contracts originated on or after April 1, 1994 and certain rights and obligations thereunder (collectively, the "Receivables"), certain monies due or received thereunder on or after October 1, 1997 (the "Cutoff Date"), the
  Seller's security interests in the new and used automobiles and light- and medium-duty trucks securing the Receivables and certain other property, as
   more fully described herein. The Notes will                      be
         secured by the assets of the Trust pursuant to the Indenture.

Interest on the Notes will accrue at the rates per annum set forth herein. Interest accrued on the Notes for each Interest Period will generally be payable on the 15th day of each month (or, if the 15th day of the month is not a Business Day, the next following Business Day) beginning November 17, 1997
  (each, a "Payment Date"). Principal of the Notes will be payable on each Payment Date to the extent described herein. The rights of Certificateholders will be subordinated to the rights of the Noteholders to the extent described
                                    herein.


The Final Payment Date for the Class A-1 Notes will be the November 6, 1998 Special Payment Date, the Final Payment Date for the Class A-2 Notes will be the May 2000 Payment Date, the Final Payment Date for the Class A-3 Notes will be the May 2001 Payment Date, and the Final Payment Date for the Class A-4
  Notes will be the April 2003 Payment Date. The Notes will be subject to redemption in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables when the aggregate principal balance of the Receivables shall have declined to 10% or less of the aggregate principal balance of the Receivables as of the
                                                      Cutoff Date.


                                ----------------
       Prospective investors should consider the factors set forth under
                       "Risk Factors" on page 11 herein.

There currently is no secondary market for the Notes and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in the Notes. There is no assurance that any such market will
 develop, or, if one does                                       develop, that
                               it will continue.

THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE SELLER, THE SERVICER OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                         Underwriting
                                                       Price to         Discounts and      Proceeds to the
                                                      Public(1)          Commissions         Seller(1)(2)
                                                  ------------------  ------------------  ------------------
Per Class A-1 Note..............................     100.000000%            0.110%            99.890000%
Per Class A-2 Note..............................     100.000000%            0.210%            99.790000%
Per Class A-3 Note..............................      99.987723%            0.280%            99.708000%
Per Class A-4 Note..............................      99.989798%            0.360%            99.630000%
Total...........................................   $450,880,951.52      $1,014,854.40      $449,866,097.12



(1) Plus accrued interest, if any, from October 16, 1997.


(2) Before deducting expenses payable by the Seller estimated to be $684,695.00.



    The Notes are offered by the several Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about October 16, 1997 against payment therefor in immediately available funds.


Credit Suisse First Boston
                              Merrill Lynch & Co.
                                                               J.P. Morgan & Co.


                       Prospectus dated October 9, 1997.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes offered hereby, including over-allotment, stabilizing transactions and syndicate short covering transactions. For a description of these activities, see
"Underwriting."

                             AVAILABLE INFORMATION

    The Seller has filed with the Securities and Exchange Commission (the "Commission"), on behalf of the Trust, a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered pursuant to this Prospectus. For further information, reference is made to such Registration Statement, and the exhibits thereto, which are available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be obtained from the World Wide Web site maintained by the Commission (http://www.sec.gov). The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes are issued under the limited circumstances described herein, monthly and annual reports concerning the Receivables and the Trust will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. Such reports will not contain audited financial statements with respect to the Trust. The Seller does not intend to send any of its financial reports to Noteholders. See "Description of the Notes--Book Entry Registration" and "--Statements to Noteholders."

                                    SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS. SEE THE INDEX OF PRINCIPAL TERMS FOR THE LOCATION HEREIN OF THE DEFINITIONS OF CAPITALIZED TERMS.


Issuer..........................  MMCA Auto Owner Trust 1997-1 (the "Trust" or the
                                  "Issuer"), a Delaware business trust established pursuant
                                    to a Trust Agreement dated as of October 1, 1997 (as
                                    amended and supplemented from time to time, the "Trust
                                    Agreement") between the Seller and the Owner Trustee.

Seller..........................  MMCA Auto Receivables, Inc., a Delaware corporation and a wholly-owned subsidiary of Mitsubishi Motors Credit of
                                    America, Inc., a Delaware corporation ("MMCA").

Servicer........................  MMCA, a wholly-owned subsidiary of Mitsubishi Motor Sales of America, Inc., a California corporation ("MMSA").

Indenture Trustee...............  Bank of Tokyo-Mitsubishi Trust Company, as trustee under the Indenture (the "Indenture Trustee").

Owner Trustee...................  Wilmington Trust Company, as trustee under the Trust
                                  Agreement (the "Owner Trustee").

The Notes.......................  The Trust will issue Notes in an aggregate initial principal amount of $450,904,000 pursuant to an Indenture
                                    to be dated as of October 1, 1997 (as amended and
                                    supplemented from time to time, the "Indenture"),
                                    between the Trust and the Indenture Trustee. The Notes
                                    will be issued in four classes consisting of: (1)
                                    5.63% Class A-1 Money Market Asset Backed Notes (the
                                    "Class A-1 Notes") in the aggregate initial principal
                                    amount of $135,000,000, (2) 5.79% Class A-2 Asset Backed
                                    Notes (the "Class A-2 Notes") in the aggregate initial
                                    principal amount of $115,000,000, (3) 6.08% Class A-3
                                    Asset Backed Notes (the "Class A-3 Notes") in the
                                    aggregate initial principal amount of $123,000,000 and
                                    (4) 6.17% Class A-4 Asset Backed Notes (the "Class A-4
                                    Notes") in the aggregate initial principal amount of
                                    $77,904,000. The Notes will be secured by the assets of
                                    the Trust pursuant to the Indenture. The Notes will be
                                    offered for purchase in denominations of $1,000 and
                                    integral multiples thereof. See "Description of the
                                    Notes--General."

                                  Concurrently with the issuance of the Notes, the Trust
                                    will issue certificates of beneficial interest
                                    evidencing an interest in the Trust Property (the
                                    "Certificates") in an aggregate principal amount of
                                    $238,924,890 pursuant to the Trust Agreement. The
                                    Certificates will be subordinated to the Notes to the
                                    extent described herein. The Certificates are not being
                                    offered hereby and will be retained by the Seller or an
                                    affiliate.

                                  The Certificates evidence beneficial ownership of the
                                    Trust and will entitle Certificateholders (as defined
                                    herein) to receive distributions of amounts not required
                                    to be used to make payments on the Notes or to pay
                                    expenses of the Trust. The Certificates will be
                                    subordinated to the Notes to the extent described
                                    herein. The initial principal amount of the Certificates

                                    will equal $238,924,890, which is approximately equal to
                                    the aggregate initial principal amount of Last Scheduled
                                    Payments. Thereafter, the principal amount of the
                                    Certificates from time to time will be reduced by
                                    principal payments made on the Certificates.

Trust Assets....................  The property of the Trust (the "Trust Property") will include (i) the Receivables, (ii) with respect to
                                    Actuarial Receivables, certain monies due thereunder on
                                    or after October 1, 1997 (the "Cutoff Date"), and, with
                                    respect to Simple Interest Receivables, certain monies
                                    due or received thereunder on or after the Cutoff Date,
                                    (iii) the Seller's security interests in the Financed
                                    Vehicles, (iv) certain bank accounts, including the
                                    Reserve Account and the Yield Supplement Account, (v)
                                    the Seller's rights under any physical damage, credit
                                    life, theft and disability insurance policies relating
                                    to the Financed Vehicles or the obligors under the
                                    Receivables, (vi) certain rights related to breaches of
                                    representations and warranties by Dealers under Dealer
                                    Agreements, (vii) certain rights under the Sale and
                                    Servicing Agreement, (viii) certain rights under the
                                    Yield Supplement Agreement and (ix) certain other
                                    property, as more fully described herein. See "The Trust
                                    Property."

The Receivables.................  The Receivables will consist of a pool of retail installment sale contracts secured by new and used
                                    automobiles and light- and medium-duty trucks, including
                                    rights to receive certain payments made with respect to
                                    such Receivables, security interests in the vehicles
                                    financed thereby (the "Financed Vehicles"), and the
                                    proceeds thereof. As of the Cutoff Date, the Receivables
                                    will have an aggregate principal balance of $689,830,806
                                    and a Level Pay Pool Balance of $450,905,916.

                                  The Receivables will be purchased by the Trust from the
                                    Seller pursuant to a Sale and Servicing Agreement, to be
                                    dated as of October 1, 1997 (as amended or supplemented
                                    from time to time the "Sale and Servicing Agreement"),
                                    among the Trust, the Seller and MMCA providing for such
                                    purchase on or before the date of issuance of the Notes
                                    (the "Closing Date"). The Receivables will be purchased
                                    by the Seller from MMCA pursuant to a Purchase
                                    Agreement, to be dated as of October 1, 1997 (as amended
                                    or supplemented from time to time, the "Purchase
                                    Agreement"), between the Seller and MMCA, providing for
                                    such purchase on or before the Closing Date. The
                                    Receivables will be selected from the Contracts owned by
                                    MMCA based on the criteria specified in the Sale and
                                    Servicing Agreement and described herein. No Receivable
                                    will have a scheduled maturity later than the October
                                    2002 Payment Date (the "Final Scheduled Maturity Date").
                                    See "The Receivables."

                                  The "Pool Balance" at any time will represent the
                                    aggregate principal balance of the Receivables at the
                                    end of the preceding calendar month (each, a "Collection
                                    Period"), after giving effect to all payments (other
                                    than Payaheads) received from obligors, and all Advances
                                    and Purchase Amounts to be remitted by the Servicer or
                                    the Seller, as the case may be, all for such Collection

                                    Period, and reduced by the principal amount of
                                    Receivables that became Defaulted Receivables during
                                    such Collection Period.

Registration of Notes...........  The Notes will be represented initially by one or more physical notes registered in the name of Cede & Co.
                                    ("Cede"), as nominee of DTC. Beneficial Owners of Notes
                                    may elect to hold their Notes through DTC (in the United
                                    States) or Cedel or Euroclear (in Europe). Transfers
                                    within DTC, Cedel or Euroclear, as the case may be, will
                                    be made in accordance with the usual rules and operating
                                    procedures of the relevant system. Cross-market
                                    transfers between persons holding directly or indirectly
                                    through DTC in the United States, on the one hand, and
                                    counterparties holding directly or indirectly through
                                    Cedel or Euroclear, on the other, will be effected in
                                    DTC through the relevant Depositaries of Cedel or
                                    Euroclear.

                                  No person acquiring a beneficial ownership interest in the
                                    Notes (a "Note Owner") will be entitled to receive a
                                    Definitive Note, except in certain limited
                                    circumstances. Under the terms of the Indenture, Note
                                    Owners will not be recognized as Noteholders and will be
                                    permitted to exercise the rights of the Noteholders only
                                    indirectly through DTC. See "Description of the Notes--
                                    Definitive Notes."

Payment Dates...................  Payments of interest and principal on the Notes will be made on the 15th day of each month or, if the 15th day of
                                    such month is not a Business Day, the next following
                                    Business Day (each, a "Payment Date") commencing
                                    November 17, 1997. In the case of the Class A-1 Notes
                                    only, a payment date will occur on November 6, 1998 (the
                                    "Special Payment Date") if the Class A-1 Notes have not
                                    previously been paid in full. Any principal amount of
                                    the Class A-1 Notes that remains outstanding will be
                                    paid on the Special Payment Date. Payments will be made
                                    to holders of record of the Notes (the "Noteholders") as
                                    of the day immediately preceding each Payment Date
                                    (including in the case of the Class A-1 Notes, the
                                    Special Payment Date) or, if Definitive Notes are
                                    issued, as of the 15th day of the preceding month (a
                                    "Record Date"). A "Business Day" is a day other than a
                                    Saturday, a Sunday or a day on which banking
                                    institutions or trust companies in New York, New York or
                                    Los Angeles, California are authorized or obligated by
                                    law, regulation or executive order to be closed.

Note Interest Rates.............  The Class A-1 Notes will bear interest at the rate of
                                  5.63% per annum (the "Class A-1 Rate"), the Class A-2
                                    Notes will bear interest at the rate of 5.79% per annum
                                    (the "Class A-2 Rate"), the Class A-3 Notes will bear
                                    interest at the rate of 6.08% per annum (the "Class A-3
                                    Rate") and the Class A-4 Notes will bear interest at the
                                    rate of 6.17% per annum (the "Class A-4 Rate"). The
                                    interest rates for the various classes of Notes are
                                    referred to herein collectively as the "Note Interest
                                    Rates."

Interest........................  Interest on the outstanding principal amount of the Notes will accrue at the applicable Note Interest Rate from and
                                    including the Closing Date (in the case of the first
                                    Payment Date) or from

                                    and including the most recent Payment Date on which
                                    interest has been paid to but excluding the following
                                    Payment Date. Interest on the Class A-1 Notes and Class
                                    A-2 Notes will be calculated on the basis of actual days
                                    elapsed and a 360-day year. Interest on the Class A-3
                                    Notes and Class A-4 Notes will be calculated on the
                                    basis of a 360-day year of twelve 30-day months. See
                                    "Description of the Notes--Interest."

Principal.......................  Principal of the Notes will be payable on each Payment
                                  Date in an aggregate amount equal to the Principal
                                    Distribution Amount for such Payment Date to the extent
                                    described in "Description of the Notes--The Indenture
                                    Cash Flows." The "Principal Distribution Amount" for a
                                    Payment Date will be the sum of the following amounts
                                    (but not in excess of the outstanding principal amount
                                    of the Notes) with respect to the related Collection
                                    Period: (i) the Regular Principal and (ii) the
                                    Accelerated Principal. The Principal Distribution Amount
                                    will include principal collections attributable to Last
                                    Scheduled Payments only to the limited extent described
                                    herein.

                                  On each Payment Date, the Principal Distribution Amount
                                    will be payable (i) to the Class A-1 Noteholders until
                                    the Class A-1 Notes have been paid in full, (ii) to the
                                    Class A-2 Noteholders, until the Class A-2 Notes have
                                    been paid in full, (iii) to the Class A-3 Noteholders
                                    until the Class A-3 Notes have been paid in full and
                                    (iv) to the Class A-4 Noteholders until the Class A-4
                                    Notes have been paid in full; provided however, that
                                    following an Event of Default and acceleration of the
                                    Notes, principal payments will be made to each class of
                                    Notes pro rata in proportion to the then outstanding
                                    principal amount of such classes.

                                  The outstanding principal amount of the Class A-1 Notes,
                                    to the extent not previously paid, will be payable on
                                    the Special Payment Date (the "Class A-1 Final Payment
                                    Date"), the outstanding principal amount of the Class
                                    A-2 Notes, to the extent not previously paid, will be
                                    payable on the May 2000 Payment Date (the "Class A-2
                                    Final Payment Date"), the outstanding principal amount
                                    of the Class A-3 Notes, to the extent not previously
                                    paid, will be payable on the May 2001 Payment Date (the
                                    "Class A-3 Final Payment Date") and the outstanding
                                    principal amount of the Class A-4 Notes, to the extent
                                    not previously paid, will be payable on the April 2003
                                    Payment Date (the "Class A-4 Final Payment Date" and
                                    collectively with the foregoing, the "Final Payment
                                    Dates").

Optional Redemption.............  The Notes (and the Certificates) will be redeemed in whole, but not in part, on any Payment Date on which the
                                    Servicer exercises its option to purchase the
                                    Receivables, which can occur after the Pool Balance
                                    declines to 10% or less of the Initial Pool Balance, at
                                    a redemption price equal to the unpaid principal amount
                                    of the Notes plus accrued and unpaid interest thereon,
                                    together with the unpaid principal amount of the
                                    Certificates. The Seller does not anticipate, although
                                    no assurances can be given, that the Pool Balance will
                                    decline to a level permitting the Servicer to purchase
                                    the Receivables while the Notes are outstanding. See

                                    "Description of the Notes--Optional Redemption." The
                                    "Initial Pool Balance" will equal the Pool Balance as of
                                    the Cutoff Date.

Reserve Account.................  The Indenture Trustee, on behalf of the Trust, will have the benefit of funds on deposit from time to time in an
                                    account (the "Reserve Account") maintained in the name
                                    of the Indenture Trustee for the purpose of providing
                                    funds for Advances and for the payment of the Total
                                    Servicing Fee, the Accrued Note Interest, and the
                                    Regular Principal on each Payment Date (the "Total
                                    Required Payment") in the event of shortfalls in the
                                    Trust's receipt of payments on the Receivables (after
                                    giving effect to payments of any Yield Supplement
                                    Amounts). The Reserve Account will be funded initially
                                    by a deposit by the Seller on the Closing Date of cash
                                    or Permitted Investments having a value of $676,359 (the
                                    "Reserve Initial Deposit") and will be supplemented on
                                    each Payment Date by application of funds from the
                                    Collection Account to the extent remaining after giving
                                    effect to the payment of the Total Required Payment on
                                    such Payment Date. Amounts on deposit in the Reserve
                                    Account on any Payment Date (after giving effect to
                                    deposits thereto and withdrawals therefrom on such
                                    Payment Date) in excess of the Specified Reserve Balance
                                    for such Payment Date will be released and distributed
                                    to the Seller. Upon any such distribution, the
                                    Noteholders will have no rights in, or claims to, such
                                    amounts.

                                  The "Specified Reserve Balance" with respect to any
                                    Payment Date generally will be equal to $3,381,795. See
                                    "Description of the Notes--Reserve Account."

                                  In accordance with the Indenture, funds will be withdrawn
                                    from the Reserve Account and deposited in the Collection
                                    Account on each Payment Date to make Advances and to pay
                                    the Total Required Payment in the event of shortfalls in
                                    the Trust's receipt of payments on the Receivables
                                    (after giving effect to payments of any Yield Supplement
                                    Amounts). However, in certain circumstances the Reserve
                                    Account could be depleted with the result that funds
                                    would not be available for deposit in the Collection
                                    Account to make such Advances and Total Required
                                    Payment. See "Risk Factors--Limited Assets; Deficiencies
                                    from Sale Upon Insolvency of Seller." The Reserve
                                    Account, together with any amounts deposited therein
                                    from time to time, will be Trust Property, and will be
                                    pledged in accordance with the Indenture by the Trust to
                                    the Indenture Trustee, on behalf of the Noteholders, as
                                    secured party.

Yield Supplement Agreement......  MMCA will enter into a yield supplement agreement (the
                                  "Yield Supplement Agreement") with the Seller, which will
                                    sell and assign its rights thereunder to the Owner
                                    Trustee for the benefit of Certificateholders, who will
                                    pledge such rights to the Indenture Trustee for the
                                    benefit of the Noteholders. The Yield Supplement
                                    Agreement will, with respect to each Receivable, provide
                                    for payment on or before each Payment Date of an amount
                                    (if positive) calculated by the Servicer equal to one-
                                    twelfth of (i) interest on such Receivable's principal
                                    balance (in

                                    the case of a Final Payment Receivable, on the Level Pay
                                    Balance) as of the first day of the related Collection
                                    Period at a rate equal to the sum of the Servicing Rate
                                    and the Weighted Average Rate for such Collection
                                    Period, minus (ii) interest on such Receivable's
                                    principal balance (in the case of a Final Payment
                                    Receivable, on the Level Pay Balance) as of the first
                                    day of the related Collection Period at the annual
                                    percentage rate on such Receivables (in the aggregate
                                    for all Receivables with respect to any Payment Date,
                                    the "Yield Supplement Amount").

                                  The "Weighted Average Rate" means, with respect to any
                                    Collection Period and the related Payment Date, a per
                                    annum rate equal to (i) the product of the Note Interest
                                    Rate for each class of Notes and the outstanding
                                    principal amount of such class of Notes as of the
                                    preceding Payment Date (after giving effect to any
                                    principal payment made on such preceding Payment Date),
                                    divided by (ii) the sum of the outstanding principal
                                    amount of the Notes as of the preceding Payment Date
                                    (after giving effect to any principal payment made on
                                    such preceding Payment Date).

                                  In order to maintain the ratings of the Notes at their
                                    initial levels, the Yield Supplement Amount payable
                                    under the Yield Supplement Agreement will be supported
                                    by funds on deposit in a segregated trust account to be
                                    maintained with the Indenture Trustee for the benefit of
                                    the Noteholders and the Certificateholders (the "Yield
                                    Supplement Account"). The Yield Supplement Account will
                                    be funded on the Closing Date with an initial deposit in
                                    an amount to be specified in the Yield Supplement
                                    Agreement. On each Payment Date, the amount required to
                                    be on deposit in the Yield Supplement Account will
                                    decline and be equal to the sum of all projected Yield
                                    Supplement Amounts for all future Payment Dates,
                                    assuming that future scheduled payments on the
                                    Receivables are made on their scheduled Due Dates. The
                                    amount on deposit in the Yield Supplement Account will
                                    decrease as payments are made with respect to the Yield
                                    Supplement Amount and funds in excess of the maximum
                                    required balance are released to the Seller. See
                                    "Description of the Notes--Yield Supplement Account."

Collection Account;
  Priority of Payments..........  Except under certain conditions described herein, the
                                  Servicer will be required to remit collections received
                                    with respect to the Receivables within two Business Days
                                    of receipt thereof to one or more accounts in the name
                                    of the Indenture Trustee (the "Collection Account").
                                    Pursuant to the Sale and Servicing Agreement, the
                                    Servicer will have the power, which may be revoked by
                                    the Indenture Trustee or by the Owner Trustee with the
                                    consent of the Indenture Trustee, to instruct the
                                    Indenture Trustee to withdraw funds on deposit in the
                                    Collection Account for the related Collection Period
                                    (including funds, if any, deposited therein from the
                                    Reserve Account, the Yield Supplement Account and the
                                    Payahead Account) and to apply

                                    such funds on each Payment Date to the following (in the
                                    priority indicated): (i) the Total Servicing Fee to the
                                    Servicer, (ii) the Accrued Note Interest into the Note
                                    Payment Account, (iii) the Regular Principal into the
                                    Note Payment Account, (iv) any amount necessary to bring
                                    the amounts on deposit in the Reserve Account up to the
                                    Specified Reserve Balance into the Reserve Account, (v)
                                    the Accelerated Principal into the Note Payment Account
                                    and (vi) any remaining funds to the Certificate
                                    Distribution Account; provided, however, that on each
                                    Payment Date following the occurrence of an Event of
                                    Default which has resulted in acceleration of the Notes
                                    or following an Insolvency Event with respect to the
                                    Seller, the principal amount of the Notes must be paid
                                    in full prior to the distribution of any amounts on the
                                    Certificates. See "Description of the Notes-- The
                                    Accounts" and "--The Indenture Cash Flows."

Servicing Fee...................  A monthly fee for servicing the Receivables (the
                                  "Servicing Fee") will be payable to the Servicer on each
                                    Payment Date in an amount equal to the product of
                                    one-twelfth of the Servicing Rate and the Pool Balance
                                    as of the first day of the related Collection Period and
                                    will be payable generally out of collections on the
                                    Receivables prior to distributions to Noteholders. The
                                    "Servicing Rate" will equal 1.00% per annum. As
                                    additional servicing compensation, the Servicer will
                                    also be entitled to earnings on amounts on deposit in
                                    the Payahead Account, as well as Rule of 78's Payments,
                                    disposition fees paid with respect to Final Payment
                                    Receivables, late fees and certain other administrative
                                    fees and charges (other than extension fees) collected
                                    on the Receivables. See "Description of the Transfer and
                                    Servicing Agreements--Servicing Compensation."

Advances........................  An advance from the Reserve Account will be made for any portion of the scheduled payment (other than Last
                                    Scheduled Payments) on each Actuarial Receivable that
                                    has not been timely made (an "Actuarial Advance" or an
                                    "Advance"). Subsequent collections on Receivables will
                                    be used to replenish the Reserve Account to the extent
                                    described herein. See "Description of the Notes--
                                    Reserve Account." No Advances will be made with respect
                                    to Simple Interest Receivables.

Repurchases and Purchases
  of Certain Receivables........  The Seller will be obligated to repurchase any Receivable if the interest of the Trust therein is materially and
                                    adversely affected by a breach of any representation or
                                    warranty made by the Seller with respect to the
                                    Receivable, if the breach has not been cured by the last
                                    day of the Collection Period which includes the 60th day
                                    after the date of discovery by or notice to the Seller
                                    of the breach. MMCA will be obligated to repurchase the
                                    Receivable from the Seller pursuant to the Purchase
                                    Agreement contemporaneously with the Seller's repurchase
                                    from the Trust. See "Description of the Transfer and
                                    Servicing Agreements-- Mandatory Repurchase of
                                    Receivables."

                                  The Servicer will be obligated to purchase any Receivable
                                    if, among other things, it extends the date for final
                                    payment by the obligor of such Receivable beyond the
                                    last day of the Collection Period preceding the Final
                                    Scheduled Maturity Date, extends any Receivable for more
                                    than two months for each twelve months of the original
                                    term of the Receivable or fails to maintain a perfected
                                    security interest in the related Financed Vehicle. See
                                    "Description of the Transfer and Servicing Agreements--
                                    Servicing Procedures."

Tax Status......................  In the opinion of Skadden, Arps, Slate, Meagher & Flom
                                  LLP, for Federal income and Delaware and California income and franchise tax purposes, the Notes will be
                                    characterized as debt, and the Trust will not be
                                    characterized as an association (or a publicly traded
                                    partnership) taxable as a corporation. Each Noteholder,
                                    by the acceptance of a Note, will agree to treat the
                                    Notes as indebtedness. See "Certain Federal Income Tax
                                    Consequences" and "Certain State Tax Consequences."

Legal Investment................  The Class A-1 Notes are structured to be eligible securities for purchase by money market funds under Rule
                                    2a-7 under the Investment Company Act of 1940, as
                                    amended.

Rating of the Notes.............  It is a condition to the issuance of the Notes that each class of Notes be rated in the highest investment rating
                                    category by at least one nationally recognized rating
                                    agency (each, a "Rating Agency"). There can be no
                                    assurance that a rating will not be lowered or withdrawn
                                    by a Rating Agency if circumstances so warrant.

ERISA Considerations............  Subject to the considerations discussed under "ERISA
                                    Considerations," the Notes may, in general, be purchased
                                    by or on behalf of employee benefit plans subject to
                                    ERISA. Any employee benefit plan fiduciary considering a
                                    purchase of Notes should, among other things, consult
                                    with legal counsel regarding the availability of a
                                    statutory or administrative exemption from the
                                    prohibited transaction rules of ERISA and the Code.

                                  RISK FACTORS

LIMITED LIQUIDITY

    There currently is no secondary market for the Notes, and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in the Notes. There is no assurance that any such market will develop or, if one does develop, that it will provide liquidity of investment or will continue for the life of the Notes.

CERTAIN LEGAL ASPECTS--THE RECEIVABLES

    The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Trust in the Receivables, and the Servicer will hold the Receivables, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following the sale and assignment of the Receivables to the Trust. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) one or more Receivables for new value in the ordinary course of business and obtains possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in such Receivables superior to the interest of the Trust. See "Certain Legal Aspects of the Receivables--Rights in the Receivables."

    The Seller will assign its security interests in the Financed Vehicles to the Trust in connection with the sale and assignment of the Receivables to the Trust. Following the sale and assignment of the Receivables to the Trust, the Servicer will hold the certificates of title or ownership relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust. The certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. Because the Trust will not be identified as the secured party on any certificates of title or ownership, the security interest of the Trust in a Financed Vehicle (i) might be defeated through fraud, forgery, negligence or error and (ii) may not be perfected in every state. See "Certain Legal Aspects of the Receivables--Security Interests in the Financed Vehicles."

CERTAIN LEGAL ASPECTS--BANKRUPTCY CONSIDERATIONS

    The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by MMCA under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of MMCA. These steps include the maintenance of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of MMCA in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in payments on the Notes could occur or reductions in the amounts of such payments could result. See "The Seller."

    It is intended by MMCA and the Seller that the transfer of the Receivables by MMCA to the Seller constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of MMCA's bankruptcy estate should it become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

    In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), CERT. DENIED, 114 S.Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If MMCA or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the OCTAGON court's reasoning, Noteholders might experience delays in payment or possibly losses on their investment in the Notes. Counsel to the Seller has advised the Seller that the reasoning of the OCTAGON case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the OCTAGON court's interpretation of
Article 9 of the UCC as erroneous. Such commentary states that nothing in
Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper. See "The Seller."

PREPAYMENT CONSIDERATIONS


    The weighted average life of each class of Notes may be reduced by prepayments in full on Actuarial Receivables and full or partial prepayments on Simple Interest Receivables. The Receivables are prepayable at any time. Prepayments may also result from liquidations due to default, the receipt of proceeds from physical damage insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its optional purchase right. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. In addition, the application of the Accelerated Principal will reduce the weighted average life of each class of Notes as compared with the weighted average life of such class if principal payments had been made only from Scheduled Principal. See "The Receivables--Maturity and Prepayment Considerations."


    MMCA does not generally maintain records of the historical prepayment experience of its Motor Vehicle Contract or Truck Contract portfolio. No assurance can be given that prepayments on the Receivables will conform to any historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Note Owners will bear all reinvestment risk resulting from the rate of prepayment of the Receivables and corresponding payments on the Notes.

LIMITED ASSETS; DEFICIENCIES FROM SALE UPON INSOLVENCY OF SELLER

    LIMITED ASSETS. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Reserve Account and the right to receive payments under certain circumstances pursuant to the Yield Supplement Agreement. The Notes represent obligations solely of the Trust. The Notes will not be insured or guaranteed by the Seller, the Servicer, the Indenture Trustee, the Owner Trustee or any other person or entity. Consequently, Noteholders must rely for payment of the Notes upon payments on the Receivables, payments under the Yield Supplement Agreement and the Yield Supplement Account and, to the extent available, amounts on deposit in the Reserve Account.

    Amounts on deposit in the Reserve Account will be available on any Payment Date to cover shortfalls in the Total Required Payment and to provide funds for the making of Advances. See "Description of the Notes--Reserve Account." If the amount on deposit in the Reserve Account were exhausted, the Trust would depend solely on current payments on the Receivables, proceeds from the liquidation of Defaulted Receivables, Recoveries and payments under the Yield Supplement Agreement and the Yield Supplement Account to make the Total Required Payment. See "Description of the Notes--The Indenture Cash Flows" and "--Yield Supplement Agreement."

    Although the Indenture authorizes the Indenture Trustee to sell the Receivables in accordance with the Indenture following an acceleration of the Notes upon an Event of Default with respect to any class of Notes, there is no assurance that the market value of the Receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the Notes. Therefore, upon an Event of Default with respect to the Notes, there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders, in the aggregate under the Indenture on any Payment Date, other than a Final Payment Date with respect to any class of Notes will generally be limited to amounts available to be deposited in the Note Payment Account.

Therefore, the failure to pay principal on a class of Notes may not result in the occurrence of an Event of Default until the Final Payment Date for that class of Notes.


    DEFICIENCIES FROM SALE UPON INSOLVENCY OF SELLER. If an Insolvency Event occurs with respect to the Seller while the Notes are outstanding, the Indenture Trustee will be required to sell the Receivables in a commercially reasonable manner on commercially reasonable terms, unless the Noteholders holding a majority of the outstanding principal amount of each class of Notes, the Certificateholders, if any, holding a majority of the principal balance of the Certificates (other than the Seller) and the holders of certain interests, if any, in the Reserve Account (other than the Seller), disapprove of such sale. The proceeds of any such sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and will be deposited in the Collection Account. If the proceeds from the liquidation of the Receivables and the amounts on deposit in the Reserve Account and the Note Payment Account are not sufficient to pay the Notes in full, the amount of principal returned to Noteholders will be reduced, and the Noteholders will incur a loss on their investments. See "Description of the Transfer and Servicing Agreements--Insolvency Event."

LAST SCHEDULED PAYMENT RISK

    The aggregate initial principal amount of the Notes will equal 100% of the Level Pay Pool Balance and the initial principal amount of the Certificates will equal the Initial Pool Balance minus the initial principal amount of the Notes. Collections of principal on the Level Pay Pool Balance are expected to provide the primary source of principal payments on the Notes. Collections attributable to the Last Scheduled Payments will be deposited into the Collection Account and will be available to make payments to Noteholders and to make any required deposits into the Reserve Fund prior to payment to the holders of the Certificates.

    The amount realized by the Trust with respect to a Last Scheduled Payment on a Final Payment Receivable is likely to be less than the scheduled amount of the Last Scheduled Payment if the obligor exercises its option to sell the related Motor Vehicle to MMCA (on behalf of the Trust). In such circumstances, MMCA as Servicer, either directly or through an affiliate, will resell the Motor Vehicle at wholesale in a public or private sale, on behalf of the Trust, and the amount realized on such sale is expected to be less than the Last Scheduled Payment, in part as a result of MMCA's method of setting the amount of the Last Scheduled Payment. The Last Scheduled Payment on a Final Payment Receivable is determined by MMCA at the time the related retail installment sale contract is entered into. The amount of the Last Scheduled Payment is based on MMCA's projection of the anticipated end of term wholesale value of the vehicle that is being financed under such Contract, plus an additional amount that MMCA adds in order to stimulate sales of Motor Vehicles by reducing the amount of the earlier scheduled payments under those contracts. In addition, if MMSA were no longer distributing Motor Vehicles in the United States, or Mitsubishi Motors were no longer manufacturing Motor Vehicles, the market for used Motor Vehicles manufactured by Mitsubishi Motors might be adversely affected, and the proceeds realized by the Servicer upon the sale of Motor Vehicles which obligors elect to sell to MMCA on the maturity date of a Final Payment Receivable might be reduced.

    In the event that sale proceeds of a Motor Vehicle sold on behalf of the Trust in connection with the obligor's exercise of its right to sell the Motor Vehicle to MMCA or its assignee are less than the related Last Scheduled Payment, none of MMCA, the Servicer, the Seller or the Trust will have any recourse to the obligor for any shortfall, nor will MMCA, the Servicer or the Seller be obligated to pay any such shortfall to the Trust.

    The obligor under a Final Payment Receivable also has the option to refinance with MMCA the total amount then due, subject to certain conditions. MMCA will be obligated to the extent it offers vehicle financing, but no successor Servicer will be obligated, to provide such refinancing, although the Seller may contract with third parties to provide refinancing if MMCA no longer makes such refinancing available. If an obligor elects and qualifies for the refinancing option, MMCA will pay the Trust an amount equal to the outstanding principal amount of the Receivable plus any other amounts (such as excess wear and tear and excess mileage) due from the obligor, less certain amounts retained by the Servicer, for the Final Payment Receivable. If a refinancing option is not available, more Motor Vehicles may be sold to the Trust on the due date of the Last Scheduled Payment, and consequently more Motor Vehicles may be sold by the Trust for prices less than the Last Scheduled Payments.

    MMCA does not require the obligor under a Final Payment Receivable to pay the "Gap Amount" in the event there is a total loss of the Motor Vehicle caused by its theft or physical damage, provided that the obligor has maintained the insurance required by the Motor Vehicle Contract and is not in default thereunder. The "Gap Amount" is the difference between the amount owed in respect of the Final Payment Receivable as of the date of the total loss and insurance proceeds (inclusive of any applicable deductible) received with respect to the Motor Vehicle. In accordance with its customary servicing practices and procedures, MMCA treats such Gap Amount, if any, as a non-cash reduction of the principal of the related Last Scheduled Payment. Any such reduction will decrease the amount of Available Funds to the extent of any Gap Amount in the related Collection Period.

    Because MMCA has been originating Final Payment Receivables only since October 1993, MMCA does not have extensive historical experience with respect to the percentage of Motor Vehicles purchased by obligors, refinanced or sold back to MMCA or with respect to the amounts realized upon sale. However, because Last Scheduled Payments are generally set higher than MMCA's estimate of the wholesale value at the end of the Contract, and are dependent upon conditions in the used car market at the time of resale, MMCA expects that, in the aggregate, the amounts received from the sale of vehicles and payments of applicable excess wear and tear and excess mileage charges will be less than the stated amounts of the Last Scheduled Payments.

RATING

    It is a condition to the issuance of each class of Notes that they be rated in the highest investment rating category by at least one Rating Agency. A security rating is not a recommendation to buy, sell, or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency.

GEOGRAPHIC CONCENTRATION


    Economic conditions in the states where the obligors under the Contracts reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Contracts. Based on the Cutoff Date Pool Balance, 18.84% of the Receivables will have been originated in California, 15.88% in Texas and 9.25% in Florida. Accordingly, adverse economic conditions or other factors affecting California, Texas or Florida in particular could adversely affect the delinquency, loan loss or repossession experience of the Trust.


MATURITY AND PREPAYMENT CONSIDERATIONS


    Unless the maturity dates of the Notes have been accelerated following the occurrence of an Event of Default, no principal payments will be made (i) on the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) on the Class A-3 Notes until the Class A-2 Notes have been paid in full, or (iii) on the Class A-4 Notes until the Class A-3 Notes have been paid in full. As the rate of payment of principal of each class of Notes depends on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of Notes could occur significantly earlier than their respective Final Payment Dates. In addition, the rate of payment of principal of each class of Notes will be affected by the application of the Accelerated Principal to pay the principal of the Notes. It is expected that the final payment of each class of Notes will occur on or prior to its respective Final Payment Date. If sufficient funds are not available to pay any class of Notes in full on or prior to its respective Final Payment Date, however, an Event of Default will occur and final payment of such class of Notes could occur later than such date.

BOOK ENTRY REGISTRATION

    The Notes of each class will be represented initially by one or more physical notes registered in the name of Cede as nominee of DTC. No Note Owner will be entitled to receive a Definitive Note except in certain limited circumstances. Under the terms of the Indenture, Note Owners will not be recognized as Noteholders, and will be permitted to exercise the rights of the Noteholders only indirectly through DTC. See "Description of the Notes--Book Entry Registration" and "--Definitive Notes."

                                   THE TRUST

GENERAL

    The Issuer, MMCA Auto Owner Trust 1997-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus. The Trust will hold title to the Receivables, issue the Notes and the Certificates and distribute payments on the Notes and the Certificates. The Trust's principal offices are in the State of Delaware in care of Wilmington Trust Company, as Owner Trustee, at the address listed below. See "--The Owner Trustee."


    The Trust will initially be capitalized through the issuance of the Notes and the Certificates. The Trust will purchase the Receivables from the Seller pursuant to the Sale and Servicing Agreement in exchange for the proceeds of the Notes and the issuance to the Seller or an affiliate thereof of the Certificates. The Seller or an affiliate will retain the Certificates.


    The Servicer will service the Receivables, either directly or through subservicers, and will be paid the Total Servicing Fee out of collections from the Receivables, prior to distributions to Noteholders. Certain other expenses of the Trust will be paid by the Servicer or by the Seller as provided in the Sale and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Servicing Procedures,"
"-- Servicing Compensation" and "Description of the Notes--The Indenture Cash Flows."


    The Servicer will hold the Receivables and the certificates of title or ownership relating to the Financed Vehicles as custodian for the Indenture Trustee and the Trust. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title or ownership for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. Under such circumstances and in certain jurisdictions, the Trust's security interest in the Receivables and the Financed Vehicles may be defeated or may not be perfected. See "Certain Legal Aspects of the Receivables."


    The Trust will not acquire any assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Property and issuing and distributing payments on the Notes and the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

    If the protection provided to the Noteholders by the subordination of the Certificates and by amounts on deposit in the Reserve Account and the Yield Supplement Account from time to time is insufficient, the Noteholders would have to look principally to the Receivables that are not Defaulted Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure Defaulted Receivables and the proceeds from recourse, if any, against Dealers with respect to the Receivables for payment of the Notes. In such event, certain factors, such as the Trust's not having perfected security interests in the Financed Vehicles in all states, may affect the Trust's ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Noteholders. See "Description of the Notes--The Indenture Cash Flows" and "Certain Legal Aspects of the Receivables."

CAPITALIZATION OF THE TRUST


    The following table illustrates the approximate capitalization of the Trust as of the Closing Date.



Class A-1 Notes.............................................  $135,000,000.00
Class A-2 Notes.............................................  115,000,000.00
Class A-3 Notes.............................................  123,000,000.00
Class A-4 Notes.............................................   77,904,000.00
Certificates(1).............................................  238,924,890.00
                                                              --------------
  Total.....................................................  $689,828,890.00
                                                              --------------
                                                              --------------


------------------------


(1) The initial balance of the Certificates is equal to the Initial Pool Balance minus the initial principal amount of the Notes, and initially will be approximately equal to the principal amount of Last Scheduled Payments on the Receivables.


THE OWNER TRUSTEE


    Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee's Corporate Trust Office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Seller, the Servicer and their respective affiliates may have other banking relationships with the Owner Trustee and its affiliates in the ordinary course of their businesses.


                               THE TRUST PROPERTY


    The Notes will be secured by the Trust Property. The Trust Property will include (i) the Receivables, (ii) with respect to Actuarial Receivables, certain monies due thereunder on or after the Cutoff Date (including Payaheads) and, with respect to Simple Interest Receivables, certain monies due or received thereunder on or after the Cutoff Date, (iii) certain amounts and property from time to time held in or credited to one or more accounts maintained by the Indenture Trustee pursuant to the Sale and Servicing Agreement as described below, including the Reserve Account and the Yield Supplement Account, (iv) the Seller's security interests in the Financed Vehicles, (v) the Seller's rights to receive proceeds from claims on physical damage, credit life, theft and disability insurance policies covering the Financed Vehicles or the obligors,
(vi) certain of the Seller's rights of recourse against the Dealers under the Dealer Agreements relating to the Receivables, (vii) all of the Seller's rights to certain documents contained in the Receivable Files, (viii) certain rights under the Sale and Servicing Agreement and the Yield Supplement Agreement, (ix) certain rights under the Purchase Agreement, including the right of the Seller to cause MMCA to repurchase certain Receivables from the Seller, (x) certain payments and proceeds with respect to the Receivables held by the Servicer, (xi) all property (including the right to receive liquidation proceeds and recoveries and Financed Vehicles and the proceeds thereof acquired by the Trust pursuant to the terms of a Final Payment Receivable) that shall have secured a Receivable (other than a Receivable repurchased by the Seller or purchased by the Servicer) and that shall have been acquired by or on behalf of the Trust, (xii) certain rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date, and (xiii) all proceeds of the foregoing.


                       MMCA'S VEHICLE CONTRACT PORTFOLIO

GENERAL

    MMCA currently purchases motor vehicle and light-duty truck retail installment sale contracts (the "Motor Vehicle Contracts") and medium-duty truck retail installment sale contracts (the "Truck Contracts," and together with the Motor Vehicle Contracts, the "Contracts") directly from authorized Mitsubishi motor vehicle dealers and authorized Mitsubishi FUSO truck dealers (each, a "Dealer"), respectively, throughout the United States. The Contracts are originated by the Dealers who regularly sell such contracts to MMCA and other finance providers. MMCA purchases Contracts in accordance with its established underwriting procedures and subject to the terms of its agreements (each, a "Dealer Agreement") with each Dealer. Each Dealer Agreement, among other things, obligates the related Dealer to repurchase any Motor Vehicle Contract or Truck Contract that it sold to MMCA for the outstanding principal balance thereof if the Dealer breaches certain representations and warranties set forth in the agreement. Such representations and warranties typically relate to the origination of the Motor Vehicle Contract or Truck Contract and the security interest in the related automobile or light-duty truck (a "Motor Vehicle") or medium-duty truck (a "Truck") and not the creditworthiness of the obligor under the Contract.


    MMCA currently purchases Motor Vehicle Contracts relating to new Motor Vehicles manufactured or distributed by Mitsubishi Motors and Motor Vehicle Contracts relating to used Motor Vehicles manufactured by Mitsubishi Motors or other motor vehicle manufacturers. MMCA has applied the same underwriting standards to its purchases of Motor Vehicle Contracts whether or not the Contracts related to Motor Vehicles manufactured or distributed by Mitsubishi Motors. See "--Underwriting."


    MMCA has at all times purchased Truck Contracts relating to new Trucks manufactured or distributed by Mitsubishi Motors and used Trucks manufactured or distributed by Mitsubishi Motors or other truck manufacturers. MMCA has applied the same underwriting standards to its purchases of Truck Contracts whether or not the Contracts related to Trucks manufactured or distributed by Mitsubishi Motors. See "-- Underwriting."


UNDERWRITING

    MMCA's underwriting standards emphasize each prospective obligor's ability to pay and creditworthiness as well as the asset value of the Motor Vehicle or Truck that secures the related Motor Vehicle Contract or Truck Contract.

    Prior to its purchase of a Motor Vehicle Contract, MMCA reviews credit applications from the obligors that include information about each obligor's income, residential status, monthly mortgage or rent payments, credit obligations, bank accounts and other personal information. Upon receipt of a credit application, MMCA obtains a credit report from an independent credit bureau which MMCA reviews to determine the applicant's current credit status and past credit performance. Where necessary, MMCA verifies the employment or the income of an applicant. MMCA uses a credit scoring system and considers other factors to reach each credit decision. In November 1996, MMCA introduced a new credit scoring system for all Motor Vehicle Contracts, replacing the one that had been used since June 1994. The new credit scoring system first assigns the application to one of three credit segments: prime, limited credit experience and non-prime. Each segment considers different credit application and credit bureau report characteristics or assigns different weighting to certain characteristics that are considered by all segments. This segmentation is based solely upon the information in the applicant's credit bureau report. The new credit scoring system identifies those aspects of an applicant's credit report and credit application and the proposed financing arrangement that, based upon the specific performance experience of MMCA's portfolio, are most predictive of the probability that the applicant will pay MMCA as agreed. MMCA considers attributes other than the credit score as part of its credit decision process, including such factors as ratio of income to debt, an applicant's equity in the Motor Vehicle, satisfactory existing account relationships, excellent recent reported credit history and availability of an acceptable guarantor. MMCA management sets limits on the percentage of credit decisions that approve credit to applicants scoring below company credit score minimums and deny credit to applicants scoring above such minimums. Prior to June 1994, MMCA used a credit-scoring system for Motor Vehicle Contracts (other than Contracts relating to Final Payment Receivables) that took into account additional factors from the credit application. Where the obligor of a Motor Vehicle Contract is a business entity, MMCA reviews credit applications that include information about bank accounts, credit references and financial results of such business entity. In addition, MMCA obtains and reviews published credit reports on the business entity, where available. In some cases, MMCA may require an individual to guarantee the business's obligation under the Motor Vehicle Contract.

    After considering the relevant information, an assessment is made of the relative degree of credit risk of a particular application and the decision to grant or deny credit for a Contract is made at the appropriate management level. The application, if approved, is assigned to one of four credit tiers reflecting its degree of credit risk. The interest rate for the customer's account is determined by the credit tier, with the relatively more risky accounts receiving a higher interest rate.

    Prior to its purchase of a particular Truck Contract, MMCA reviews credit applications from the obligors that include information about the business of the applicant, its trade references, its bank references and personal information of sole proprietors, partners or guarantors. MMCA does not use a formal credit scoring system but considers, where appropriate, Dun & Bradstreet reports, business checking account references, business credit references, review of business financial statements and the projected income to be generated from the Truck. An individual guarantor is generally required for a business entity.

SERVICING AND COLLECTION

    MMCA measures delinquency by the number of days elapsed from the date a payment is due under the Motor Vehicle Contract or the Truck Contract (the "Due Date"). MMCA considers a payment to be past due or delinquent when the obligor fails to make at least 90% of a scheduled payment by the related Due Date. MMCA generally begins collection activities with respect to delinquent Motor Vehicle Contracts or Truck Contracts through telephone contact based upon the original credit risk assigned to each obligor at contract origination. Obligors considered to be weaker credits are generally contacted by telephone when the Receivable becomes 7 days delinquent, while obligors considered strong credits with lesser risk are generally contacted when the Receivable becomes 15 days delinquent. Computer generated delinquency notices are mailed to all delinquent obligors on the 12th day of delinquency. MMCA also uses an automated system of monitoring delinquency, which categorizes delinquent accounts into different priorities of collection activity, based on the level of delinquency of each account.

    MMCA's collectors are assigned to specific delinquencies and attempt to contact the delinquent obligor by telephone or by letter based on the term of delinquency and the history of the account. Repossession procedures typically begin when a Motor Vehicle Contract or Truck Contract becomes between 60 to 75 days delinquent. Repossession is carried out pursuant to applicable state law and specific procedures adopted by MMCA.

    If the Motor Vehicle or Truck securing a delinquent Contract is repossessed, MMCA's current policy is generally to charge off the Motor Vehicle Contract or Truck Contract on the date on which the proceeds of sale of the Motor Vehicle or Truck are applied to the Contract balance and the deficiency is determined. Prior to February 1997, MMCA's policy was generally to charge off a Contract on the earlier of the date on which the proceeds of sale of the repossessed Financed Vehicle were applied to the Contract balance and the date on which the Motor Vehicle Contract became 120 days delinquent or the Truck Contract became 180 days delinquent if MMCA had not yet repossessed the related Motor Vehicle or Truck. MMCA's current policy, which was first implemented in February 1997, is to charge off a delinquent Contract as to which the related Financed Vehicle has not been repossessed only at such time as it determines that it will be unable to recover the Financed Vehicle (which time may be later than the time at which the Contract would have been charged off under MMCA's prior policy). Any deficiencies remaining after repossession and sale of the related Motor Vehicle or Truck or after the full charge-off of the related Motor Vehicle Contract or Truck Contract are pursued by MMCA to the extent practicable and legally permitted. Obligors are contacted, and when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

PHYSICAL DAMAGE INSURANCE

    Each Contract generally requires the obligor to obtain physical damage insurance covering loss or damage to the Motor Vehicle or Truck. The Dealer Agreements include a requirement that the Dealers provide MMCA with written confirmation that there is physical damage insurance acceptable to MMCA covering each Motor Vehicle or Truck at the time that MMCA purchased the related Motor Vehicle Contract or Truck Contract from the Dealers. MMCA tracks the ongoing status of insurance by the obligors, and attempts to cause the obligors to reinstate such insurance in the event that it is allowed to lapse; nevertheless, there is no assurance that each Motor Vehicle or Truck will continue to be covered by physical damage insurance for the entire term during which the related Contract is outstanding.


DELINQUENCY AND LOSS EXPERIENCE


    Set forth below is certain information concerning MMCA's combined portfolio of Motor Vehicle Contracts and Truck Contracts, including Contracts previously sold which MMCA continues to service. MMCA changed its credit scoring system for Motor Vehicle Contracts (other than contracts relating to Final Payment Receivables) in June 1994, and in November 1996, MMCA again changed its credit scoring system and made the changes applicable to all types of Motor Vehicle Contracts. See "MMCA's Vehicle Contract Portfolio--Underwriting." The Receivables were originated more recently than, on average, the receivables related to Motor Vehicles and Trucks in the tables set forth below.



    MMCA began originating Final Payment Receivables in October 1993. Because Final Payment Receivables have been originated in large volume over only a short period of time, the experience shown in the tables below may not be comparable to the actual performance of the Final Payment Receivables included in the Trust Property.



    Because (i) the composition of Receivables included in the Trust differs from MMCA's combined portfolio, (ii) MMCA changed its underwriting criteria with respect to non-Final Payment Receivables in June 1994 and (iii) MMCA changed its underwriting criteria again in November 1996 with respect to all types of Receivables, no assurance can be given that the performance of the Receivables included in the Trust will be similar to the historical performance of the portfolio as a whole. Further, for the same reasons as are set forth above, the losses and delinquencies experienced by the Trust may differ from the losses and delinquencies experienced by the combined portfolio in the past or in the future.


                           DELINQUENCY EXPERIENCE(1)

                                                                     AS OF                       AS OF
                                                                   AUGUST 31,                DECEMBER 31,
                                                              --------------------  -------------------------------
                                                                1997       1996       1996       1995       1994
                                                              ---------  ---------  ---------  ---------  ---------
Number of Contracts Outstanding at End of Period............    126,275    119,828    122,224    107,507     76,108
Delinquencies as a Percent of Contracts Outstanding(2)
  30-59 Days................................................       4.28%      4.12%      5.13%      4.00%      1.74%
  60-89 Days................................................       1.35%      1.34%      1.69%      0.92%      0.09%
  90 Days or More...........................................       0.26%      0.37%      0.54%      0.30%      0.02%
Repossessions as a Percent of Contracts Outstanding
  (2)(3)....................................................       1.18%      1.36%      1.41%      1.70%      0.62%

------------------------


(1) The information in the table includes Motor Vehicle Contracts for new and used Motor Vehicles and Truck Contracts for new and used Trucks owned by MMCA or previously sold by MMCA which MMCA continues to service. Delinquency numbers are net of bankrupt accounts and repossessions.


(2) The period of delinquency is based on the number of days payments are contractually past due, and the percent represents delinquent dollars as a percent of dollars outstanding.

(3) Repossessions means Contracts with respect to which the Financed Vehicle has been repossessed but for which sale proceeds have not yet been applied to the Contract balance.

                 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)

                             (DOLLARS IN THOUSANDS)

                                           EIGHT MONTHS ENDED                    YEAR ENDED
                                               AUGUST 31,                       DECEMBER 31,
                                       --------------------------  --------------------------------------
                                           1997          1996          1996          1995         1994
                                       ------------  ------------  ------------  ------------  ----------
Amount Outstanding(2)................  $  1,811,568  $  1,645,446  $  1,687,592  $  1,436,009  $  930,699
Average Amount Outstanding...........  $  1,762,240  $  1,546,279  $  1,590,046  $  1,221,467  $  675,543
Number of Contracts Outstanding......       126,275       119,828       122,224       107,507      76,108
Average Number of Contracts
  Outstanding........................       124,773       114,827       117,048        93,879      60,645
Charge-offs(3).......................  $     51,052  $     54,386  $     84,872  $     20,171  $    8,423
Recoveries(4)........................  $      9,671  $      3,663  $      7,372  $      1,058  $      832
Net Losses...........................  $     41,381  $     50,723  $     77,500  $     19,113  $    7,591
Number of Repossessions(5)...........         5,370         4,309         6,712         4,260       2,098
Number of Repossessions as a Percent
  of the Average Number of Contracts
  Outstanding(6).....................          6.46%         5.63%         5.73%         4.54%       3.46%
Net Losses as a Percent of Average
  Amount Outstanding(6)..............          3.52%         4.92%         4.87%         1.56%       1.12%

------------------------


(1) The information in the table includes Motor Vehicle Contracts for new and used Motor Vehicles and Truck Contracts for new and used Trucks owned by MMCA or previously sold by MMCA which MMCA continues to service.


(2) Amount outstanding is remaining principal balance of the Contracts, including Last Scheduled Payments to the extent attributable to principal on Final Payment Receivables, plus any outstanding fees and charges and any accrued unpaid interest. Averages are computed by taking a simple average of the average months outstanding for each period presented.


(3) Charge-offs represent the total aggregate amount due on Motor Vehicle Contracts and Truck Contracts determined to be uncollectible in the period, less proceeds from disposition of related vehicles, other than recoveries described in Note (4). The calculation of Charge-offs for the Contracts in the portfolio, unlike the calculation of Realized Losses for the Receivables in the Trust, includes both earned but unpaid finance charges and Last Scheduled Payments. Charge-offs do not include any losses on sales of Motor Vehicles that were purchased by MMCA pursuant to the terms of a Final Payment Receivable, because such losses would not constitute credit losses, but Charge-offs do include losses with respect to both the amortizing monthly installments and Last Scheduled Payments for Final Payment Receivables which have defaulted. Charge-offs do not include expenses associated with collection, but do include expenses associated with repossession or disposition of the vehicles. MMCA currently charges off a Contract upon the earlier of (i) the date upon which the related Financed Vehicle is sold following repossession or (ii) the date as of which MMCA determines that it will be unable to recover the Financed Vehicle from the obligor. Prior to February 1997, MMCA had a policy of charging off Motor Vehicle Contracts and Truck Contracts upon the earlier of the date of sale of the repossessed Financed Vehicle and the dates as of which the Motor Vehicle Contract or Truck Contract became 120 days and 180 days delinquent, respectively. Contracts of bankrupt obligors are included only if charged off.


(4) Recoveries generally consist of amounts received on Contracts following the time at which the Contract is charged off.

(5) Number of Repossessions means the number of repossessed Motor Vehicles and Trucks in a given period.

(6) Annualized Rate. The eight-month period ending August 31, 1997 is not necessarily indicative of a full year's actual results.

    MMCA's retail loss experience is dependent upon the number of repossessions, the amount outstanding at the time of repossession, and the resale value of repossessed vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light- or medium-duty trucks.

                                THE RECEIVABLES

SELECTION CRITERIA


    The Receivables were purchased by MMCA from Dealers in the ordinary course of business in accordance with MMCA's underwriting standards. The Receivables were selected from MMCA's portfolio by several criteria, including the following: (i) each Receivable is secured by a new or used automobile or a light- or medium-duty truck, (ii) each Receivable has an annual percentage rate ("APR") of at least 0% and not more than 30%; (iii) each Receivable had a remaining maturity as of the Cutoff Date of not more than 60 months, and an original maturity of not more than 60 months; (iv) each Receivable had an original principal balance (net of unearned precomputed finance charges) of not more than $60,000 and a remaining principal balance of not less than $100 as of the Cutoff Date; (v) no Receivable was more than 30 days delinquent as of the Cutoff Date; (vi) no Financed Vehicle had been repossessed as of the Cutoff Date; (vii) each Receivable is an installment sale contract; (viii) each Receivable is an Actuarial Receivable or a Simple Interest Receivable (and may also be a Final Payment Receivable); (ix) each Receivable was originated during or after April 1994; (x) as of the Cutoff Date, no obligor under a Receivable is the subject of a proceeding under the Bankruptcy Code of the United States; and
(xi) each Receivable was originated in the United States by a Dealer for the consumer or commercial sale of a Financed Vehicle in the ordinary course of such Dealer's business.


CERTAIN CHARACTERISTICS


    The composition of the Receivables as of October 1, 1997 and the geographical distribution and distribution by APR of the Level Pay Pool Balance as of October 1, 1997 are set forth in the following tables. "Level Pay Pool Balance" means the Pool Balance exclusive of the principal of Last Scheduled Payments. See "Description of the Notes--Final Payment Receivables."



                         COMPOSITION OF THE RECEIVABLES



Level Pay Pool Balance.........................................              $450,905,915.92
Aggregate Principal Portion of Last Scheduled Payments.........              $238,924,890.49
Number of Receivables..........................................                       37,245
Average Principal Balance......................................                   $12,106.48
  (Range)......................................................        $115.92 to $53,435.36
Average Original Amount Financed...............................                   $20,152.41
  (Range)......................................................      $1,000.00 to $59,610.72
Weighted Average APR...........................................                        7.28%
  (Range)......................................................              0.00% to 23.99%
Weighted Average Original Term to Maturity.....................                 49.23 months
  (Range)......................................................       12 months to 60 months
Weighted Average Remaining Term to Maturity....................                 43.23 months
  (Range)......................................................        2 months to 60 months

                            GEOGRAPHIC DISTRIBUTION


                                            PERCENTAGE
                                             OF LEVEL
                                             PAY POOL
STATE(1)                                    BALANCE(2)
------------------------------------------  -----------
Alaska....................................        0.09%
Arizona...................................        1.70
Arkansas..................................        1.12
California................................       18.84
Colorado..................................        0.44
Connecticut...............................        1.65
Delaware..................................        0.31
Florida...................................        9.25
Georgia...................................        5.44
Hawaii....................................        0.01
Idaho.....................................        0.05
Illinois..................................        8.15
Indiana...................................        0.65
Iowa......................................        0.79
Kansas....................................        0.23
Kentucky..................................        0.56
Louisiana.................................        5.26
Maine.....................................        0.19
Maryland..................................        3.45
Massachusetts.............................        1.23
Michigan..................................        0.44
Minnesota.................................        0.56
Mississippi...............................        1.78
Missouri..................................        1.33

                                            PERCENTAGE
                                             OF LEVEL
                                             PAY POOL
STATE(1)                                    BALANCE(2)
------------------------------------------  -----------
Montana...................................        0.00%
Nebraska..................................        0.05
Nevada....................................        0.65
New Hampshire.............................        0.23
New Jersey................................        2.07
New Mexico................................        0.82
New York..................................        5.43
North Carolina............................        1.79
North Dakota..............................        0.08
Ohio......................................        0.60
Oklahoma..................................        0.85
Oregon....................................        0.47
Rhode Island..............................        0.15
South Carolina............................        1.89
South Dakota..............................        0.09
Tennessee.................................        1.86
Texas.....................................       15.88
Utah......................................        0.21
Vermont...................................        0.06
Virginia..................................        2.00
Washington................................        0.82
West Virginia.............................        0.03
Wisconsin.................................        0.45
Wyoming...................................        0.02
                                            -----------
Total.....................................      100.00%
                                            -----------
                                            -----------


------------------------

(1) State of origination is based on the addresses of the originating Dealers.

(2) Percentages may not add to 100.00% due to rounding.

                              DISTRIBUTION BY APR



                                                                                                       PERCENTAGE
                                                                                        LEVEL PAY       OF LEVEL
                                                                        NUMBER OF         POOL          PAY POOL
APR RANGE (%)                                                          RECEIVABLES     BALANCE(1)      BALANCE(2)
---------------------------------------------------------------------  -----------  -----------------  -----------
0.00 to 0.99.........................................................       3,156   $   54,964,716.59       12.19%
1.00 to 1.99.........................................................          81        1,254,932.82        0.28
2.00 to 2.99.........................................................         690        8,769,912.83        1.95
3.00 to 3.99.........................................................       2,751       44,614,270.38        9.89
4.00 to 4.99.........................................................       2,713       27,810,805.60        6.17
5.00 to 5.99.........................................................       3,091       25,232,105.67        5.60
6.00 to 6.99.........................................................       4,240       64,099,635.74       14.22
7.00 to 7.99.........................................................       5,441       50,578,835.79       11.22
8.00 to 8.99.........................................................       3,397       37,826,029.50        8.39
9.00 to 9.99.........................................................       3,387       40,203,255.71        8.92
10.00 to 10.99.......................................................       1,770       21,468,508.95        4.76
11.00 to 11.99.......................................................       1,157       14,600,207.80        3.24
12.00 to 12.99.......................................................       1,079       12,653,741.77        2.81
13.00 to 13.99.......................................................         981       11,159,618.47        2.48
14.00 to 14.99.......................................................         983       10,737,462.20        2.38
15.00 to 15.99.......................................................         399        4,121,349.39        0.91
16.00 to 16.99.......................................................         408        4,594,001.79        1.02
17.00 to 17.99.......................................................         480        5,302,222.46        1.18
18.00 to 18.99.......................................................         538        5,720,301.40        1.27
19.00 to 19.99.......................................................         174        1,774,439.19        0.39
20.00 to 20.99.......................................................         120        1,209,137.78        0.27
21.00 to 21.99.......................................................         160        1,722,389.36        0.38
22.00 to 22.99.......................................................          42          435,826.91        0.10
23.00 to 23.99.......................................................           7           52,207.82        0.01
                                                                       -----------  -----------------  -----------
Total................................................................      37,245   $  450,905,915.92      100.00%
                                                                       -----------  -----------------  -----------
                                                                       -----------  -----------------  -----------


------------------------

(1) Remaining principal balance for Simple Interest Receivables, and the present value of scheduled remaining payments for Actuarial Receivables.

(2) Percentages may not add to 100.00% due to rounding.


    Approximately 87.31% of the total number of Receivables, and approximately 88.97% of the Level Pay Pool Balance, relate to new automobiles and light- or medium-duty trucks. Substantially all of such new automobiles and light- or medium-duty trucks were manufactured or distributed by Mitsubishi Motors. Approximately 12.69% of the total number of Receivables, and approximately 11.03% of the Level Pay Pool Balance as of the Cutoff Date, relate to used automobiles and light- or medium-duty trucks. Of the used vehicles, approximately 1.14% of the total number of Receivables, and approximately 0.95% of the Level Pay Pool Balance as of the Cutoff Date, relate to program automobiles and light-duty trucks. Program automobiles are vehicles in the current and immediately preceding model years which dealers have acquired under a remarketing program administered by MMSA. This program allows dealers to offer to purchasers of program automobiles the same rate of interest and terms offered to new car buyers. Program vehicles are primarily automobiles returned to MMSA by rental car companies, but also include off-lease MMSA and MMCA company and employee lease vehicles and MMSA pool cars. Approximately 2.34% of the total number of Receivables, and approximately 4.60% of the Level Pay Pool Balance as of the Cutoff Date, relate to medium-duty trucks, the primary purchasers of which are businesses.

PAYMENTS ON THE RECEIVABLES


    Approximately 22.09% of the Level Pay Pool Balance was attributable to Receivables that provide for the allocation of payments according to the "actuarial" method ("Actuarial Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each monthly installment is deemed to consist of an amount of interest equal to one twelfth of the stated APR of the loan multiplied by the scheduled principal balance. The remainder of the scheduled payment is applied to principal. Generally, no adjustment is made in the event of early or late payments, although in the latter case the obligor may be subject to a late payment charge.



    Approximately 29.13% of the Level Pay Pool Balance was attributable to Actuarial Receivables that provide that if the Receivable is prepaid in full, the amount payable will be determined in accordance with a contractual calculation that is based upon the "Rule of 78's." In the event of the prepayment in full of such Actuarial Receivables, the excess of the amount that would be due if the receivable generally provided for allocation of payments between principal and interest using the Rule of 78's over the amount that would be payable upon such prepayment using the actuarial method (the "Rule of 78's Payment") will not be used to make payments due to Noteholders but will be paid to the Servicer.



    Approximately 48.77% of the Level Pay Pool Balance was attributable to receivables that provide for the allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). In November 1996, MMCA began phasing out Motor Vehicle Contracts and Truck Contracts that provide for the allocation of payments according to the actuarial method in favor of those Contracts that provide for allocation of payments according to the "simple interest" method. Since June 1997, MMCA has purchased only Motor Vehicle Contracts and Truck Contracts which provide for allocation of payments according to the "simple interest" method. A Simple Interest Receivable also provides for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. In the case of a Final Payment Receivable that is a Simple Interest Receivable, this allocation of payments may result in the remaining principal balance of the Final Payment Receivable on the due date for the Last Scheduled Payment being greater or less than the Last Scheduled Payment.



    Approximately 0.66% of the Level Pay Pool Balance was attributable to Simple Interest Receivables that are subject to a cap on the aggregate amount of interest to be paid during the term of such receivables ("Capped Receivables"). With respect to Capped Receivables, if the obligor consistently makes scheduled payments after the Due Date, the amount of interest accrued over the term of the loan will be less than would be the case in the absence of the cap on the aggregate amount of interest payable over the term of a Capped Receivable. If, as a result of such delinquencies, the aggregate amount of interest paid under the receivable reaches the lifetime cap, no further interest will accrue and each scheduled payment due thereafter will be applied to the reduction of principal.

    Approximately 43.52% of the Level Pay Pool Balance was attributable to Final Payment Receivables. Such receivables provide for amortization of a portion of the amount financed over a series of fixed level monthly installments in accordance with the actuarial method or the simple interest method, but also provide for a substantially larger final scheduled payment of principal together with one month's interest after payment of such monthly installments. Upon termination of a Final Payment Receivable, an obligor thereunder may satisfy the amount then owed by the obligor by (1) paying the remaining principal amount of the receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, on the Due Date of the Last Scheduled Payment; (2) refinancing the net amount then due, which may be greater or less than the Last Scheduled Payment, subject to certain conditions; or (3) selling the related Motor Vehicle to MMCA or its assignee for an amount equal to the Last Scheduled Payment (reduced by certain charges) and paying any excess of the total amount owed over the Last Scheduled Payment to MMCA. See "Description of the Notes--Final Payment Receivables."


    The Receivables will be prepayable by the obligors at any time. Prepayments may also result from liquidations due to default, the receipt of proceeds from physical damage or other insurance, repurchases by the Seller as a result of certain uncured breaches of the warranties made by it in the Sale and Servicing Agreement with respect to the Receivables, purchases by the Servicer as a result of certain uncured breaches of the covenants made by it in the Sale and Servicing Agreement with respect to the Receivables, or the Servicer exercising its option to purchase all of the remaining Receivables. The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors. See"--Maturity and Prepayment Considerations."

MATURITY AND PREPAYMENT CONSIDERATIONS


    Prepayments in full on Actuarial Receivables and full or partial prepayments on Simple Interest Receivables generally will have the effect of reducing the weighted average life of the Notes, while delinquencies by obligors under the Simple Interest Receivables, as well as extensions and deferrals on the Receivables generally, will have the effect of increasing the weighted average life of the Notes. The Receivables may be prepaid by the obligors at any time and mandatory prepayments of a Receivable may result from, among other things, the sale, insured loss or other disposition of the Financed Vehicle or the Receivable becoming a Defaulted Receivable. No assurance can be given as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can any assurance be given as to the level or timing of prepayments, since prepayments are affected by numerous social, economic and other factors. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the Receivables.


    The Receivables have different APRs, and the rates of prepayments of Receivables with higher and lower APRs may differ. Higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amount available to the Reserve Account. See "Description of the Notes--The Indenture Cash Flows" and "--Reserve Account." The Yield Supplement Agreement will mitigate this effect in the case of Receivables having APRs less than the sum of the Servicing Rate and the Weighted Average Rate (in the case of Final Payment Receivables, on the Level Pay Balance only).

    Prepayments on receivables relating to Motor Vehicle Contracts and Truck Contracts can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

    As the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of the Notes of any class could occur significantly earlier than the Final Payment Date for such class. In addition, the use of Accelerated Principal to pay principal on the Notes will have the effect of accelerating the repayment of the Notes. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.



    The tables captioned "Projected Note Amortization and Projected Collections on the Sample Pool at 0.0% ABS," "Projected Note Amortization and Projected Collections at 1.0% ABS", "Projected Note Amortization and Projected Collections on the Sample Pool at 1.5% ABS", and "Projected Note Amortization and Projected Collections on the Sample Pool at 2.0% ABS" (the "ABS Tables") have been prepared on the basis of the characteristics of a sample pool of Contracts (the "Sample Pool") as of September 1, 1997.



    The composition of the receivables comprising the Sample Pool (the "Sample Pool Receivables") as of September 1, 1997 and the geographical distribution and distribution by APR of the Level Pay Pool Balance of the Sample Pool as of September 1, 1997 are set forth in the following table.



                   COMPOSITION OF THE SAMPLE POOL RECEIVABLES



Level Pay Pool Balance of the Sample Pool......................              $450,904,337.35
Aggregate Principal Portion of Last Scheduled Payments.........              $257,973,567.88
Number of Sample Pool Receivables..............................                       38,329
Average Principal Balance......................................                   $11,764.05
  (Range)......................................................        $124.65 to $54,724.72
Average Original Amount Financed...............................                   $20,098.54
  (Range)......................................................      $1,000.00 to $59,610.72
Weighted Average APR...........................................                        7.32%
  (Range)......................................................              0.00% to 23.99%
Weighted Average Original Term to Maturity.....................                 48.80 months
  (Range)......................................................       12 months to 60 months
Weighted Average Remaining Term to Maturity....................                 42.66 months
  (Range)......................................................        2 months to 60 months



    The ABS Tables assume that (i) the Sample Pool Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Sample Pool Receivables is made on the last day of each month, and each month has 30 days, (iii) payments on the Notes are made on each Payment Date (and each such date is assumed to be the 15th day of each applicable month), (iv) the Servicer does exercise its option to purchase the Sample Pool Receivables and (v) Accelerated Principal is paid on each Payment Date in accordance with the applicable assumptions (including the prepayment speed) and the terms of the Indenture. The ABS Tables indicate the percent of the initial principal balance of each class of the Notes that is projected to be outstanding after each of the Payment Dates shown at various constant ABS percentages, as well as collections of principal and interest on the Sample Pool Receivables.



    The ABS Tables also assume that the Sample Pool Receivables have been aggregated into four hypothetical level payment pools with all of the Sample Pool Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the four pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of September 1, 1997) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                                                                     WEIGHTED
                                                                                                   WEIGHTED           AVERAGE
                                                                                                    AVERAGE          REMAINING
       LEVEL                                                       AGGREGATE       WEIGHTED      ORIGINAL TERM        TERM TO
     PAYMENT                                                       PRINCIPAL        AVERAGE       TO MATURITY        MATURITY
        POOL                                                        BALANCE           APR         (IN MONTHS)       (IN MONTHS)
---------------                                                -----------------  -----------  -----------------  ---------------
           1     ............................................  $    6,066,185.52        3.62%             26                16
           2     ............................................     120,156,265.17        3.62              39                32
           3     ............................................     208,743,990.62        8.26              50                43
           4     ............................................     115,937,896.04        9.67              60                55


    The ABS Tables also assume that the principal amounts of the Last Scheduled Payments on the Sample Pool Receivables have been aggregated into five hypothetical last scheduled payment pools with all of the Final Payment Receivables within each pool having the following characteristics and that the principal amount is due at the maturity of the pool.


                                                                                                                 WEIGHTED
                                                                                                 WEIGHTED         AVERAGE
        LAST                                                                                      AVERAGE        REMAINING
   SCHEDULED                                                      AGGREGATE       WEIGHTED     ORIGINAL TERM      TERM TO
     PAYMENT                                                      PRINCIPAL        AVERAGE      TO MATURITY      MATURITY
        POOL                                                       BALANCE           APR        (IN MONTHS)     (IN MONTHS)
---------------                                               -----------------  -----------  ---------------  -------------
           1     ...........................................  $    3,352,191.58        1.69%            26              21
           2     ...........................................      26,787,730.44        2.86             37              31
           3     ...........................................     213,232,879.79        7.78             48              41
           4     ...........................................      13,753,058.53       10.14             59              54
           5     ...........................................         847,707.54        6.83             60              60


    The actual characteristics and performance of the Receivables in the Trust will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flow might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the four hypothetical level payment pools and the five hypothetical last scheduled payment pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time, as well as collections of interest and principal on Receivables.



    THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES IN THE SAMPLE POOL WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS OF THE RECEIVABLES IN THE TRUST AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 0.0% ABS


                                          PROJECTED                                      PROJECTED
                                          AGGREGATE                       PROJECTED    LAST SCHEDULED
                                        NOTE PRINCIPAL     PROJECTED    LEVEL PAYMENT     PAYMENT
                                           BALANCE         INTEREST       PRINCIPAL      PRINCIPAL        CLASS A-1
PAYMENT DATE                            OUTSTANDING(1)   COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)    BALANCE(%)
-------------------------------------  ----------------  -------------  -------------  --------------  ---------------
10/15/97.............................    $    450,904     $         0     $       0      $        0             100
11/15/97.............................         441,080           4,324         9,824               0              93
12/15/97.............................         430,894           4,270         9,879               0              85
01/15/98.............................         419,469           4,215         9,933               0              77
02/15/98.............................         407,981           4,160         9,988               0              68
03/15/98.............................         396,328           4,105        10,044               0              60
04/15/98.............................         384,710           4,049        10,100               0              51
05/15/98.............................         372,997           3,993        10,156               0              42
06/15/98.............................         361,249           3,936        10,212               0              34
07/15/98.............................         349,409           3,880        10,269               0              25
08/15/98.............................         337,528           3,823        10,326               0              16
09/15/98.............................         326,263           3,765        10,383               0               8
10/15/98.............................         315,742           3,707        10,441               0               0
11/15/98.............................         305,164           3,649        10,499               0               0
12/15/98.............................         294,527           3,590        10,558               0               0
01/15/99.............................         283,831           3,531        10,617               0               0
02/15/99.............................         273,075           3,472        10,676               0               0
03/15/99.............................         262,647           3,412        10,347               0               0
04/15/99.............................         252,161           3,353        10,406               0               0
05/15/99.............................         241,616           3,294        10,465               0               0
06/15/99.............................         231,011           3,234        10,525               0               0
07/15/99.............................         220,346           3,174        10,585           3,352               0
08/15/99.............................         209,621           3,109        10,646               0               0
09/15/99.............................         198,834           3,048        10,707               0               0
10/15/99.............................         187,986           2,987        10,768               0               0
11/15/99.............................         177,077           2,925        10,830               0               0
12/15/99.............................         166,105           2,863        10,892               0               0
01/15/00.............................         155,071           2,801        10.954               0               0
02/15/00.............................         143,974           2,738        11,017               0               0
03/15/00.............................         132,814           2,675        11,080               0               0
04/15/00.............................         121,590           2,611        11,144               0               0
05/15/00.............................         110,301           2,547        11,208          26,788               0


                                          CLASS A-2        CLASS A-3        CLASS A-4
PAYMENT DATE                             BALANCE(%)       BALANCE(%)       BALANCE(%)
-------------------------------------  ---------------  ---------------  ---------------
10/15/97.............................           100              100              100
11/15/97.............................           100              100              100
12/15/97.............................           100              100              100
01/15/98.............................           100              100              100
02/15/98.............................           100              100              100
03/15/98.............................           100              100              100
04/15/98.............................           100              100              100
05/15/98.............................           100              100              100
06/15/98.............................           100              100              100
07/15/98.............................           100              100              100
08/15/98.............................           100              100              100
09/15/98.............................           100              100              100
10/15/98.............................           100              100              100
11/15/98.............................            91              100              100
12/15/98.............................            81              100              100
01/15/99.............................            72              100              100
02/15/99.............................            63              100              100
03/15/99.............................            54              100              100
04/15/99.............................            45              100              100
05/15/99.............................            35              100              100
06/15/99.............................            26              100              100
07/15/99.............................            17              100              100
08/15/99.............................             8              100              100
09/15/99.............................             0               98              100
10/15/99.............................             0               89              100
11/15/99.............................             0               81              100
12/15/99.............................             0               72              100
01/15/00.............................             0               63              100
02/15/00.............................             0               54              100
03/15/00.............................             0               45              100
04/15/00.............................             0               36              100
05/15/00.............................             0               26              100


--------------
(1) Numbers in thousands

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 0.0% ABS


                                          PROJECTED                                      PROJECTED
                                          AGGREGATE                       PROJECTED    LAST SCHEDULED
                                        NOTE PRINCIPAL     PROJECTED    LEVEL PAYMENT     PAYMENT
                                           BALANCE         INTEREST       PRINCIPAL      PRINCIPAL        CLASS A-1
PAYMENT DATE                            OUTSTANDING(1)   COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)    BALANCE(%)
-------------------------------------  ----------------  -------------  -------------  --------------  ---------------
06/15/00.............................    $     98,951     $     2,419     $  11,272      $        0               0
07/15/00.............................          91,479           2,354         7,393               0               0
08/15/00.............................          83,956           2,300         7,446               0               0
09/15/00.............................          76,378           2,246         7,500               0               0
10/15/00.............................          68,747           2,192         7,554               0               0
11/15/00.............................          61,062           2,137         7,609               0               0
12/15/00.............................          53,322           2,082         7,664               0               0
01/15/01.............................          45,528           2,027         7,719               0               0
02/15/01.............................          37,678           1,971         7,775               0               0
03/15/01.............................          29,772           1,915         7,831         213,233               0
04/15/01.............................          21,871             476         7,888               0               0
05/15/01.............................          13,912             419         7,945               0               0
06/15/01.............................          11,522             361         2,377               0               0
07/15/01.............................           9,113             342         2,397               0               0
08/15/01.............................           6,685             323         2,416               0               0
09/15/01.............................           4,238             303         2,435               0               0
10/15/01.............................           1,771             284         2,455               0               0
11/15/01.............................               0             264         2,475               0               0
12/15/01.............................               0             244         2,495               0               0
01/15/02.............................               0             224         2,515               0               0
02/15/02.............................               0             204         2,535               0               0
03/15/02.............................               0             183         2,556               0               0
04/15/02.............................               0             163         2,576          13,753               0
05/15/02.............................               0              26         2,597               0               0
06/15/02.............................               0               5             0               0               0
07/15/02.............................               0               5             0               0               0
08/15/02.............................               0               5             0               0               0
09/15/02.............................               0               5             0               0               0
10/15/02.............................               0               5             0             848               0
                                                                                                                ---
Average Life (yrs)                                                                                              0.5


                                          CLASS A-2        CLASS A-3        CLASS A-4
PAYMENT DATE                             BALANCE(%)       BALANCE(%)       BALANCE(%)
-------------------------------------  ---------------  ---------------  ---------------
06/15/00.............................             0               17              100
07/15/00.............................             0               11              100
08/15/00.............................             0                5              100
09/15/00.............................             0                0               98
10/15/00.............................             0                0               88
11/15/00.............................             0                0               78
12/15/00.............................             0                0               68
01/15/01.............................             0                0               58
02/15/01.............................             0                0               48
03/15/01.............................             0                0               38
04/15/01.............................             0                0               28
05/15/01.............................             0                0               18
06/15/01.............................             0                0               15
07/15/01.............................             0                0               12
08/15/01.............................             0                0                9
09/15/01.............................             0                0                5
10/15/01.............................             0                0                2
11/15/01.............................             0                0                0
12/15/01.............................             0                0                0
01/15/02.............................             0                0                0
02/15/02.............................             0                0                0
03/15/02.............................             0                0                0
04/15/02.............................             0                0                0
05/15/02.............................             0                0                0
06/15/02.............................             0                0                0
07/15/02.............................             0                0                0
08/15/02.............................             0                0                0
09/15/02.............................             0                0                0
10/15/02.............................             0                0                0
                                                ---              ---              ---
Average Life (yrs)                              1.5              2.4              3.4


--------------
(1) Numbers in thousands

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 1.0% ABS


                      PROJECTED                                      PROJECTED
                      AGGREGATE                      PROJECTED     LAST SCHEDULED
                    NOTE PRINCIPAL    PROJECTED    LEVEL PAYMENT      PAYMENT
                       BALANCE        INTEREST       PRINCIPAL       PRINCIPAL
PAYMENT DATE        OUTSTANDING(1)   COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)
------------------  --------------   -----------   -------------   --------------
10/15/97..........    $  450,904      $      0       $      0         $      0
11/15/97..........       433,594         4,324         14,543            2,766
12/15/97..........       416,139         4,224         14,386            2,766
01/15/98..........       397,661         4,125         14,227            2,766
02/15/98..........       380,155         4,026         14,066            2,766
03/15/98..........       366,172         3,929         13,904            2,766
04/15/98..........       352,357         3,832         13,741            2,766
05/15/98..........       338,706         3,737         13,576            2,766
06/15/98..........       325,223         3,642         13,410            2,766
07/15/98..........       311,909         3,548         13,242            2,766
08/15/98..........       298,765         3,455         13,073            2,766
09/15/98..........       285,792         3,362         12,902            2,766
10/15/98..........       272,992         3,271         12,730            2,766
11/15/98..........       260,367         3,181         12,556            2,766
12/15/98..........       247,917         3,091         12,381            2,766
01/15/99..........       235,646         3,003         12,204            2,766
02/15/99..........       223,554         2,915         12,025            2,766
03/15/99..........       211,958         2,828         11,529            2,766
04/15/99..........       200,536         2,744         11,355            2,766
05/15/99..........       189,292         2,660         11,180            2,766
06/15/99..........       178,225         2,577         11,002            2,766
07/15/99..........       167,338         2,495         10,824            5,378
08/15/99..........       156,632         2,411         10,643            2,731
09/15/99..........       146,110         2,331         10,461            2,731
10/15/99..........       135,771         2,252         10,277            2,731
11/15/99..........       125,619         2,174         10,092            2,731
12/15/99..........       115,655         2,098          9,904            2,731
01/15/00..........       105,881         2,022          9,716            2,731
02/15/00..........        96,298         1,947          9,525            2,731


                    CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4
PAYMENT DATE        BALANCE(%)   BALANCE(%)   BALANCE(%)   BALANCE(%)
------------------  ----------   ----------   ----------   ----------
10/15/97..........     100          100          100          100
11/15/97..........      87          100          100          100
12/15/97..........      74          100          100          100
01/15/98..........      61          100          100          100
02/15/98..........      48          100          100          100
03/15/98..........      37          100          100          100
04/15/98..........      27          100          100          100
05/15/98..........      17          100          100          100
06/15/98..........       7          100          100          100
07/15/98..........       0           97          100          100
08/15/98..........       0           85          100          100
09/15/98..........       0           74          100          100
10/15/98..........       0           63          100          100
11/15/98..........       0           52          100          100
12/15/98..........       0           41          100          100
01/15/99..........       0           30          100          100
02/15/99..........       0           20          100          100
03/15/99..........       0           10          100          100
04/15/99..........       0            0          100          100
05/15/99..........       0            0           91          100
06/15/99..........       0            0           82          100
07/15/99..........       0            0           73          100
08/15/99..........       0            0           64          100
09/15/99..........       0            0           55          100
10/15/99..........       0            0           47          100
11/15/99..........       0            0           39          100
12/15/99..........       0            0           31          100
01/15/00..........       0            0           23          100
02/15/00..........       0            0           15          100


----------------
(1) Numbers in thousands

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 1.0% ABS


                      PROJECTED                                      PROJECTED
                      AGGREGATE                      PROJECTED     LAST SCHEDULED
                    NOTE PRINCIPAL    PROJECTED    LEVEL PAYMENT      PAYMENT
                       BALANCE        INTEREST       PRINCIPAL       PRINCIPAL
PAYMENT DATE        OUTSTANDING(1)   COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)
------------------  --------------   -----------   -------------   --------------
03/15/00..........    $   86,908      $  1,874       $  9,333         $  2,731
04/15/00..........        77,713         1,801          9,139            2,731
05/15/00..........        68,714         1,730          8,943           20,685
06/15/00..........        59,916         1,616          8,745            2,446
07/15/00..........        53,862         1,548          6,001            2,446
08/15/00..........        47,934         1,488          5,877            2,446
09/15/00..........        42,132         1,429          5,751            2,446
10/15/00..........        36,458         1,371          5,624            2,446
11/15/00..........        30,913         1,314          5,496            2,446
12/15/00..........        25,500         1,258          5,366            2,446
01/15/01..........        20,219         1,203          5,235            2,446
02/15/01..........        15,072         1,149          5,102            2,446
03/15/01..........        10,060         1,095          4,967          121,673
04/15/01..........         5,220           270          4,831              153
05/15/01..........           517           233          4,693              153
06/15/01..........             0           198          1,590              153
07/15/01..........             0           184          1,550              153
08/15/01..........             0           170          1,510              153
09/15/01..........             0           157          1,469              153
10/15/01..........             0           144          1,427              153
11/15/01..........             0           131          1,385              153
12/15/01..........             0           118          1,342              153
1/15/02...........             0           106          1,299              153
2/15/02...........             0            94          1,256              153
3/15/02...........             0            83          1,211              153
4/15/02...........             0            72          1,166            6,089
5/15/02...........             0            11          1,121                8
6/15/02...........             0             2              0                8
7/15/02...........             0             2              0                8
8/15/02...........             0             2              0                8
9/15/02...........             0             2              0                8
10/15/02..........             0             2              0              348
Average Life
  (yrs)...........


                    CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4
PAYMENT DATE        BALANCE(%)   BALANCE(%)   BALANCE(%)   BALANCE(%)
------------------  ----------   ----------   ----------   ----------
03/15/00..........       0            0            7          100
04/15/00..........       0            0            0          100
05/15/00..........       0            0            0           88
06/15/00..........       0            0            0           77
07/15/00..........       0            0            0           69
08/15/00..........       0            0            0           62
09/15/00..........       0            0            0           54
10/15/00..........       0            0            0           47
11/15/00..........       0            0            0           40
12/15/00..........       0            0            0           33
01/15/01..........       0            0            0           26
02/15/01..........       0            0            0           19
03/15/01..........       0            0            0           13
04/15/01..........       0            0            0            7
05/15/01..........       0            0            0            1
06/15/01..........       0            0            0            0
07/15/01..........       0            0            0            0
08/15/01..........       0            0            0            0
09/15/01..........       0            0            0            0
10/15/01..........       0            0            0            0
11/15/01..........       0            0            0            0
12/15/01..........       0            0            0            0
1/15/02...........       0            0            0            0
2/15/02...........       0            0            0            0
3/15/02...........       0            0            0            0
4/15/02...........       0            0            0            0
5/15/02...........       0            0            0            0
6/15/02...........       0            0            0            0
7/15/02...........       0            0            0            0
8/15/02...........       0            0            0            0
9/15/02...........       0            0            0            0
10/15/02..........       0            0            0            0
                       ---          ---          ---          ---
Average Life
  (yrs)...........     0.4          1.1          2.0          3.0


----------------
(1) Numbers in thousands

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 1.5% ABS


                                          PROJECTED                                      PROJECTED
                                          AGGREGATE                       PROJECTED    LAST SCHEDULED
                                        NOTE PRINCIPAL     PROJECTED    LEVEL PAYMENT     PAYMENT
                                           BALANCE         INTEREST       PRINCIPAL      PRINCIPAL        CLASS A-1
PAYMENT DATE                            OUTSTANDING(1)   COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)    BALANCE(%)
-------------------------------------  ----------------  -------------  -------------  --------------  ---------------
10/15/97.............................   $      450,904   $           0   $         0    $          0            100
11/15/97.............................          429,439           4,324        17,160           4,305             84
12/15/97.............................          407,949           4,199        16,884           4,305             68
01/15/98.............................          386,727           4,075        16,606           4,305             52
02/15/98.............................          370,327           3,952        16,326           4,305             40
03/15/98.............................          354,207           3,832        16,043           4,305             28
04/15/98.............................          338,378           3,712        15,758           4,305             17
05/15/98.............................          322,837           3,595        15,470           4,305              5
06/15/98.............................          307,588           3,478        15,180           4,305              0
07/15/98.............................          292,632           3,364        14,887           4,305              0
08/15/98.............................          277,974           3,251        14,592           4,305              0
09/15/98.............................          263,614           3,139        14,294           4,305              0
10/15/98.............................          249,555           3,029        13,993           4,305              0
11/15/98.............................          235,801           2,921        13,690           4,305              0
12/15/98.............................          222,354           2,815        13,385           4,305              0
01/15/99.............................          209,216           2,710        13,076           4,305              0
02/15/99.............................          196,390           2,606        12,765           4,305              0
03/15/99.............................          184,152           2,505        12,179           4,305              0
04/15/99.............................          172,218           2,406        11,876           4,305              0
05/15/99.............................          160,591           2,309        11,570           4,305              0
06/15/99.............................          149,275           2,213        11,261           4,305              0
07/15/99.............................          138,271           2,119        10,949           6,516              0
08/15/99.............................          127,582           2,024        10,635           4,251              0
09/15/99.............................          117,213           1,934        10,318           4,251              0
10/15/99.............................          107,164           1,845         9,998           4,251              0
11/15/99.............................           97,439           1,758         9,676           4,251              0
12/15/99.............................           88,041           1,673         9,350           4,251              0
01/15/00.............................           78,972           1,590         9,022           4,251              0
02/15/00.............................           70,236           1,509         8,690           4,251              0
03/15/00.............................           61,836           1,430         8,356           4,251              0
04/15/00.............................           53,774           1,352         8,019           4,251              0
05/15/00.............................           46,053           1,277         7,679          17,351              0


                                          CLASS A-2        CLASS A-3        CLASS A-4
PAYMENT DATE                             BALANCE(%)       BALANCE(%)       BALANCE(%)
-------------------------------------  ---------------  ---------------  ---------------
10/15/97.............................           100              100              100
11/15/97.............................           100              100              100
12/15/97.............................           100              100              100
01/15/98.............................           100              100              100
02/15/98.............................           100              100              100
03/15/98.............................           100              100              100
04/15/98.............................           100              100              100
05/15/98.............................           100              100              100
06/15/98.............................            93              100              100
07/15/98.............................            80              100              100
08/15/98.............................            67              100              100
09/15/98.............................            55              100              100
10/15/98.............................            42              100              100
11/15/98.............................            30              100              100
12/15/98.............................            19              100              100
01/15/99.............................             7              100              100
02/15/99.............................             0               96              100
03/15/99.............................             0               86              100
04/15/99.............................             0               77              100
05/15/99.............................             0               67              100
06/15/99.............................             0               58              100
07/15/99.............................             0               49              100
08/15/99.............................             0               40              100
09/15/99.............................             0               32              100
10/15/99.............................             0               24              100
11/15/99.............................             0               16              100
12/15/99.............................             0                8              100
01/15/00.............................             0                1              100
02/15/00.............................             0                0               90
03/15/00.............................             0                0               79
04/15/00.............................             0                0               69
05/15/00.............................             0                0               59


----------------

(1) Numbers in thousands

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 1.5% ABS


                                                                                         PROJECTED
                                   PROJECTED AGGREGATE                    PROJECTED    LAST SCHEDULED
                                     NOTE PRINCIPAL        PROJECTED    LEVEL PAYMENT     PAYMENT
                                         BALANCE           INTEREST       PRINCIPAL      PRINCIPAL        CLASS A-1
PAYMENT DATE                         OUTSTANDING(1)      COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)    BALANCE(%)
--------------------------------  ---------------------  -------------  -------------  --------------  ---------------
06/15/00........................     $        38,678     $       1,172   $     7,336    $      3,809              0
07/15/00........................              33,413             1,101         5,226           3,809              0
08/15/00........................              28,371             1,038         5,004           3,809              0
09/15/00........................              23,556               976         4,780           3,809              0
10/15/00........................              18,969               916         4,553           3,809              0
11/15/00........................              14,613               858         4,323           3,809              0
12/15/00........................              10,491               801         4,091           3,809              0
01/15/01........................               6,605               746         3,856           3,809              0
02/15/01........................               2,958               692         3,618           3,809              0
03/15/01........................                   0               641         3,378          70,519              0
04/15/01........................                   0               158         3,135             236              0
05/15/01........................                   0                 0             0               0              0
06/15/01........................                   0                 0             0               0              0
07/15/01........................                   0                 0             0               0              0
08/15/01........................                   0                 0             0               0              0
09/15/01........................                   0                 0             0               0              0
10/15/01........................                   0                 0             0               0              0
11/15/01........................                   0                 0             0               0              0
12/15/01........................                   0                 0             0               0              0
01/15/02........................                   0                 0             0               0              0
02/15/02........................                   0                 0             0               0              0
03/15/02........................                   0                 0             0               0              0
04/15/02........................                   0                 0             0               0              0
05/15/02........................                   0                 0             0               0              0
06/15/02........................                   0                 0             0               0              0
07/15/02........................                   0                 0             0               0              0
08/15/02........................                   0                 0             0               0              0
09/15/02........................                   0                 0             0               0              0
10/15/02........................                   0                 0             0               0              0
                                                                                                                ---
Average Life (yrs)..............                                                                                0.3


                                     CLASS A-2        CLASS A-3        CLASS A-4
PAYMENT DATE                        BALANCE(%)       BALANCE(%)       BALANCE(%)
--------------------------------  ---------------  ---------------  ---------------
06/15/00........................             0                0               50
07/15/00........................             0                0               43
08/15/00........................             0                0               36
09/15/00........................             0                0               30
10/15/00........................             0                0               24
11/15/00........................             0                0               19
12/15/00........................             0                0               13
01/15/01........................             0                0                8
02/15/01........................             0                0                4
03/15/01........................             0                0                0
04/15/01........................             0                0                0
05/15/01........................             0                0                0
06/15/01........................             0                0                0
07/15/01........................             0                0                0
08/15/01........................             0                0                0
09/15/01........................             0                0                0
10/15/01........................             0                0                0
11/15/01........................             0                0                0
12/15/01........................             0                0                0
01/15/02........................             0                0                0
02/15/02........................             0                0                0
03/15/02........................             0                0                0
04/15/02........................             0                0                0
05/15/02........................             0                0                0
06/15/02........................             0                0                0
07/15/02........................             0                0                0
08/15/02........................             0                0                0
09/15/02........................             0                0                0
10/15/02........................             0                0                0
                                           ---              ---              ---
Average Life (yrs)..............           1.0              1.8              2.8


----------------
(1) Numbers in thousands

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 2.0% ABS


                                          PROJECTED                                      PROJECTED
                                          AGGREGATE                       PROJECTED    LAST SCHEDULED
                                        NOTE PRINCIPAL     PROJECTED    LEVEL PAYMENT     PAYMENT
                                           BALANCE         INTEREST       PRINCIPAL      PRINCIPAL        CLASS A-1
PAYMENT DATE                            OUTSTANDING(1)   COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)    BALANCE(%)
-------------------------------------  ----------------  -------------  -------------  --------------  ---------------
10/15/97.............................   $      450,904   $           0   $         0    $          0            100
11/15/97.............................          424,965           4,324        19,974           5,965             81
12/15/97.............................          399,131           4,171        19,571           5,965             62
01/15/98.............................          378,668           4,021        19,165           5,965             46
02/15/98.............................          359,840           3,873        18,755           5,965             33
03/15/98.............................          341,424           3,727        18,341           5,965             19
04/15/98.............................          323,430           3,583        17,925           5,965              6
05/15/98.............................          305,858           3,442        17,504           5,965              0
06/15/98.............................          288,711           3,303        17,080           5,965              0
07/15/98.............................          271,994           3,166        16,653           5,965              0
08/15/98.............................          255,710           3,031        16,221           5,965              0
09/15/98.............................          239,862           2,899        15,786           5,965              0
10/15/98.............................          224,454           2,769        15,348           5,965              0
11/15/98.............................          209,491           2,642        14,905           5,965              0
12/15/98.............................          194,975           2,517        14,459           5,965              0
01/15/99.............................          180,911           2,395        14,009           5,965              0
02/15/99.............................          167,303           2,275        13,556           5,965              0
03/15/99.............................          154,377           2,157        12,874           5,965              0
04/15/99.............................          141,896           2,043        12,431           5,965              0
05/15/99.............................          129,863           1,931        11,985           5,965              0
06/15/99.............................          118,282           1,821        11,534           5,965              0
07/15/99.............................          107,158           1,715        11,080           7,753              0
08/15/99.............................           96,493           1,608        10,622           5,890              0
09/15/99.............................           86,293           1,506        10,159           5,890              0
10/15/99.............................           76,561           1,407         9,693           5,890              0
11/15/99.............................           67,301           1,311         9,222           5,890              0
12/15/99.............................           58,517           1,217         8,748           5,890              0
01/15/00.............................           50,213           1,126         8,269           5,890              0
02/15/00.............................           42,394           1,038         7,787           5,890              0
03/15/00.............................           35,064             953         7,300           5,890              0
04/15/00.............................           28,227             870         6,808           5,890              0
05/15/00.............................           21,887             790         6,313          13,805              0


                                          CLASS A-2        CLASS A-3        CLASS A-4
PAYMENT DATE                             BALANCE(%)       BALANCE(%)       BALANCE(%)
-------------------------------------  ---------------  ---------------  ---------------
10/15/97.............................           100              100              100
11/15/97.............................           100              100              100
12/15/97.............................           100              100              100
01/15/98.............................           100              100              100
02/15/98.............................           100              100              100
03/15/98.............................           100              100              100
04/15/98.............................           100              100              100
05/15/98.............................            91              100              100
06/15/98.............................            76              100              100
07/15/98.............................            62              100              100
08/15/98.............................            48              100              100
09/15/98.............................            34              100              100
10/15/98.............................            20              100              100
11/15/98.............................             7              100              100
12/15/98.............................             0               95              100
01/15/99.............................             0               84              100
02/15/99.............................             0               73              100
03/15/99.............................             0               62              100
04/15/99.............................             0               52              100
05/15/99.............................             0               42              100
06/15/99.............................             0               33              100
07/15/99.............................             0               24              100
08/15/99.............................             0               15              100
09/15/99.............................             0                7              100
10/15/99.............................             0                0               98
11/15/99.............................             0                0               86
12/15/99.............................             0                0               75
01/15/00.............................             0                0               64
02/15/00.............................             0                0               54
03/15/00.............................             0                0               45
04/15/00.............................             0                0               36
05/15/00.............................             0                0               28


----------------

(1) Numbers in thousands

          PROJECTED NOTE AMORTIZATION AND PROJECTED COLLECTIONS ON THE
                            RECEIVABLES AT 2.0% ABS


                                                                                         PROJECTED
                                   PROJECTED AGGREGATE                    PROJECTED    LAST SCHEDULED
                                     NOTE PRINCIPAL        PROJECTED    LEVEL PAYMENT     PAYMENT
                                         BALANCE           INTEREST       PRINCIPAL      PRINCIPAL        CLASS A-1
PAYMENT DATE                         OUTSTANDING(1)      COLLECTIONS(1) COLLECTIONS(1) COLLECTIONS(1)    BALANCE(%)
--------------------------------  ---------------------  -------------  -------------  --------------  ---------------
06/15/00........................     $        16,049     $         694   $     5,813    $      5,281              0
07/15/00........................              11,634               621         4,392           5,281              0
08/15/00........................               7,548               554         4,064           5,281              0
09/15/00........................               3,796               489         3,733           5,281              0
10/15/00........................                 380               427         3,398           5,281              0
11/15/00........................                   0               367         3,060           5,281              0
12/15/00........................                   0               309         2,718           5,281              0
01/15/01........................                   0               254         2,372           5,281              0
02/15/01........................                   0               201         2,022           5,281              0
03/15/01........................                   0               151         1,669          15,199              0
04/15/01........................                   0                39         1,311             323              0
05/15/01........................                   0                27           950             323              0
06/15/01........................                   0                17           716             323              0
07/15/01........................                   0                 8           610             323              0
08/15/01........................                   0                 0             0              17              0
09/15/01........................                   0                 0             0              17              0
10/15/01........................                   0                 0             0              17              0
11/15/01........................                   0                 0             0              17              0
12/15/01........................                   0                 0             0              17              0
01/15/02........................                   0                 0             0               0              0
02/15/02........................                   0                 0             0               0              0
03/15/02........................                   0                 0             0               0              0
04/15/02........................                   0                 0             0               0              0
05/15/02........................                   0                 0             0               0              0
06/15/02........................                   0                 0             0               0              0
07/15/02........................                   0                 0             0               0              0
08/15/02........................                   0                 0             0               0              0
09/15/02........................                   0                 0             0               0              0
10/15/02........................                   0                 0             0               0              0
                                                                                                                ---
Average Life (yrs)                                                                                              0.3


                                     CLASS A-2        CLASS A-3        CLASS A-4
PAYMENT DATE                        BALANCE(%)       BALANCE(%)       BALANCE(%)
--------------------------------  ---------------  ---------------  ---------------
06/15/00........................             0                0               21
07/15/00........................             0                0               15
08/15/00........................             0                0               10
09/15/00........................             0                0                5
10/15/00........................             0                0                0
11/15/00........................             0                0                0
12/15/00........................             0                0                0
01/15/01........................             0                0                0
02/15/01........................             0                0                0
03/15/01........................             0                0                0
04/15/01........................             0                0                0
05/15/01........................             0                0                0
06/15/01........................             0                0                0
07/15/01........................             0                0                0
08/15/01........................             0                0                0
09/15/01........................             0                0                0
10/15/01........................             0                0                0
11/15/01........................             0                0                0
12/15/01........................             0                0                0
01/15/02........................             0                0                0
02/15/02........................             0                0                0
03/15/02........................             0                0                0
04/15/02........................             0                0                0
05/15/02........................             0                0                0
06/15/02........................             0                0                0
07/15/02........................             0                0                0
08/15/02........................             0                0                0
09/15/02........................             0                0                0
10/15/02........................             0                0                0
                                           ---              ---              ---
Average Life (yrs)                         0.9              1.6              2.4


----------------

(1) Numbers in thousands

                       POOL FACTORS AND OTHER INFORMATION

    The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal amount of the Notes of each class as of the close of business on the Payment Date in that month, as a fraction of the initial outstanding principal amount of the Notes of such class. The Note Pool Factor for each class of Notes will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the Notes. A Noteholder's portion of the aggregate outstanding principal amount of the Notes of a class will be the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor for such Class.

    Pursuant to the Sale and Servicing Agreement, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Note Pool Factor and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Notes-- Statements to Noteholders."

                                USE OF PROCEEDS

    The net proceeds to be received by the Seller from the sale of the Notes will be applied to the purchase of the Receivables from MMCA.

                                   THE SELLER

    The Seller, a wholly-owned subsidiary of MMCA, was incorporated in the State of Delaware on July 8, 1993. The Seller was organized for limited purposes, which include purchasing receivables from MMCA and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 6363 Katella Avenue, Cypress, California 90630-5205. The telephone number of such offices is (714) 236-1592.

    The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by MMCA under any Insolvency Law will not result in consolidation of the assets and liabilities of the Seller with those of MMCA. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of MMCA in a proceeding under any Insolvency Law.

    The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of MMCA in the event of the application of the Federal bankruptcy laws to MMCA. Among other things, it is assumed by counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of MMCA, refraining from commingling its assets with those of MMCA and refraining from holding itself out as having agreed to pay, or being liable for, the debts of MMCA. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of MMCA. If a court were to reach such a conclusion, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes could occur or reductions in the amounts of such payments could result.

    It is intended by MMCA and the Seller that the transfer of the Receivables by MMCA to the Seller under the Purchase Agreement constitute a "true sale" of the Receivables to the Seller. If the transfer constitutes such a "true sale," the Receivables and the proceeds thereof would not be part of MMCA's bankruptcy estate under Section 541 of the Bankruptcy Code should MMCA become the subject of a bankruptcy case subsequent to the transfer of the Receivables to the Seller.

    The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event MMCA were to become the subject of a voluntary or involuntary case under the Bankruptcy Code subsequent to the transfer of the Receivables to the Seller, the transfer of the Receivables by MMCA to the Seller pursuant to the Purchase Agreement would be characterized as a "true sale" of the Receivables from MMCA to the Seller and the Receivables and the proceeds thereof would not form part of MMCA's bankruptcy estate pursuant to Section 541 of the Bankruptcy Code.

    In OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir. 1993), cert. denied, 114 S.Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If MMCA or the Seller were to become subject to a bankruptcy proceeding and a court were to follow the Octagon court's reasoning, Noteholders might experience delays in payment or possibly losses on their investment in the Notes. As part of the advice of counsel described above, counsel has advised the Seller that the reasoning of the Octagon case appears to be inconsistent with other precedent. In addition, the Permanent Editorial Board of the UCC has issued an official commentary (PEB Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the UCC as erroneous. Such commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

                                  THE SERVICER

    Mitsubishi Motors Credit of America, Inc. ("MMCA") primarily provides retail and wholesale financing, retail leasing and certain other financial services to authorized Mitsubishi automobile and truck dealers and their customers in the United States. MMCA was incorporated in the State of Delaware in August 1990 and commenced operations in March 1991.

    MMCA is a wholly-owned subsidiary of Mitsubishi Motor Sales of America, Inc. ("MMSA"), which is engaged in the wholesale distribution of automobiles and light-duty trucks throughout the United States manufactured by Mitsubishi Motors Corporation and its affiliates (collectively, "Mitsubishi Motors"). MMSA is a subsidiary of Mitsubishi Motors Corporation, a Japanese corporation that is a worldwide manufacturer and distributor of motor vehicles and trucks. Mitsubishi Motors Corporation owns 97.2% of the stock of MMSA. Mitsubishi Corporation, a Japanese corporation that is a worldwide general trading company, owns 2.0% of the stock of MMSA. Mitsubishi International Corporation, a New York corporation that is a worldwide trading company and a wholly-owned subsidiary of Mitsubishi Corporation, owns 0.8% of the stock of MMSA.

    The national headquarters of MMCA is located at 6363 Katella Avenue, Cypress, CA 90630-5205. Its telephone number is (714) 236-1500. MMCA has five regional offices throughout the United States.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement.

    The Notes of each class will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by physical notes registered in the name of Cede as nominee of DTC. No Note Owner will be entitled to receive a definitive note representing such person's beneficial ownership interest in the applicable class of Notes except in the event that Definitive Notes are issued under the limited circumstances described herein. Unless and until Definitive Notes are issued, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Direct Participants and all references to payments, notices, reports, and statements to Noteholders shall refer to payments, notices, reports, and statements to DTC or Cede, as the registered holder of the Notes, for payment or distribution to Note Owners in accordance with DTC's procedures with respect thereto. See "--Book Entry Registration" and "--Definitive Notes."

BOOK ENTRY REGISTRATION

    Beneficial owners of Notes may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Direct Participants") and to facilitate the clearance and settlement of securities transactions between Direct Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies, and clearing corporations, and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants" and, together with Direct Participants, "DTC Participants").

    To facilitate subsequent transfers, all Notes deposited with DTC will be registered in the name of DTC's nominee, Cede. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Note Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    No Noteholder will be entitled to receive a certificate representing such person's interest in a class of Notes. Unless and until Definitive Notes are issued under the limited circumstances described below, all references herein to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.

    Note Owners will receive all payments of principal and interest on the Notes through Direct Participants or Indirect Participants. DTC will forward such payments to its Direct Participants which thereafter will forward them to Indirect Participants or Note Owners. Under a book-entry format, Note Owners may experience some delay in their receipt of payments, since such payments will be forwarded to Cede as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture. Note Owners will be permitted to exercise the rights as Noteholders only indirectly through DTC and its Direct Participants and Indirect Participants. Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants, and on behalf of certain banks, trust companies, and other persons approved by it, the ability of a Note Owner to pledge the Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for such Notes.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments by DTC Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Seller, or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Indenture Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to Note Owners shall be the responsibility of Direct Participants and Indirect Participants.

    Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual Note Owner is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners. Note Owners will not receive physical notes representing their ownership interest in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

    Neither DTC nor Cede will comment or vote with respect to the Notes. DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Direct Participants to whose accounts with DTC the Notes are credited. Additionally, DTC has advised the Seller that to the extent that the Indenture requires that any action may be taken only by holders of Notes representing a specified percentage of the aggregate outstanding principal amount thereof, DTC will take such action only at the direction of and on behalf of Direct Participants whose holdings include undivided interests that satisfy such specified percentage. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee as soon as possible after any applicable record date with respect to a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those Direct Participants to whose accounts the Notes will be credited on that record date (identified on a listing attached to the Omnibus Proxy).

    DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. The Seller may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See "--Definitive Notes."

    Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (each, a "Depositary" and collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing day, dated the Business Day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing day will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the Business Day following settlement in DTC.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Seller believes to be reliable, but the Seller takes no responsibility for the accuracy thereof.

    Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Payments on Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" and Annex A. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the related Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

    The Notes of each class will be issued in fully registered, certificated form ("Definitive Notes") to Noteholders or their nominees, rather than to DTC or its nominee, only if (i) the Trust, the Administrator or the Servicer advises the Indenture Trustee in writing that DTC or a successor clearing agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes and the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default or an Event of Servicing Termination with respect to the Notes, Note Owners representing in the aggregate not less than 51% of the aggregate outstanding principal amount of the Notes advise the Indenture Trustee and DTC through Direct Participants in writing, and DTC shall so notify the Indenture Trustee, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Note Owners.

    Upon the occurrence of any event described in the immediately preceding paragraph, DTC is required to notify all Direct Participants of the availability through DTC of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt by the Indenture Trustee of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders.

    Payments of principal of, and interest on, the Definitive Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture. Payments of principal and interest on each Payment Date will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the preceding Record Date. Such payments will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the

Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final payment mailed to Noteholders.

    Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST


    Interest on the outstanding principal amount of each class of Notes will accrue at the applicable Note Interest Rate and will be payable to the Noteholders monthly on each Payment Date, commencing November 17, 1997. Interest will accrue from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date on which interest has been paid, to but excluding the following Payment Date (each, an "Interest Period") and will be calculated in the case of the Class A-1 Notes and Class A-2 Notes on the basis of the actual days elapsed and a 360-day year, and in the case of the Class A-3 Notes and Class A-4 Notes on the basis of a 360-day year of twelve 30-day months. Interest payable on a Payment Date will be calculated on the basis of the outstanding principal amount of the Notes of each class as of the preceding Payment Date, after giving effect to any payments of principal on the Notes on such preceding Payment Date (or, in the case of the first Payment Date, on the basis of the initial outstanding principal amount of the Notes of such class). Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable Note Interest Rate (to the extent permitted by law). Interest payments on the Notes will generally be derived from the Available Funds remaining after the payment of the Total Servicing Fee for the related Collection Period and from the Reserve Account. See "--The Indenture Cash Flows" and "--Reserve Account."


    Interest payments to all classes of Noteholders will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes, and an Event of Default will occur if the full amount of interest due is not paid within five days.

PRINCIPAL


    Principal payments will be made to the Noteholders on each Payment Date in an amount equal in the aggregate to the Principal Distribution Amount in respect of such Payment Date, subject to certain limitations. Provided that the Principal Distribution Amount for a Payment Date has been paid to Noteholders, Certificateholders will be entitled to receive payments of principal, which will consist primarily of amounts attributable to Last Scheduled Payments, on each Payment Date. Following the occurrence and during the continuation of an Event of Default resulting in an acceleration of the Notes, or following an Insolvency Event with respect to the Seller, the Noteholders will be paid in full before any distributions, including interest, may be made on the Certificates. See "--The Indenture Cash Flows" and "--Reserve Account."


    Unless the Notes have been accelerated following the occurrence of an Event of Default, principal payments on the Notes will be applied on each Payment Date in the following order of priority: (i) to the principal amount of the Class A-1 Notes until such principal amount is paid in full, (ii) to the principal amount of the Class A-2 Notes until such principal amount is paid in full, (iii) to the principal amount of the Class A-3 Notes until such principal amount is paid in full, and (iv) to the principal amount of the Class A-4 Notes until such principal amount is paid in full. The outstanding principal amount of each class of Notes, to the extent not previously paid, will be due on the Final Payment Date for such class. In the case of the Class A-1 Notes, if the outstanding principal amount has not been paid in full on or prior to the

October 1998 Payment Date the remaining principal balance of the Class A-1 Notes will be due and payable on the Special Payment Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier or later than the respective Final Payment Dates based on a variety of factors, including those described under "Risk Factors--Maturity and Prepayment Considerations" and "The Receivables--Maturity and Prepayment Considerations."


OPTIONAL REDEMPTION

    The Notes will be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables on any Payment Date as of which the Pool Balance shall have declined to 10% or less of the Initial Pool Balance as of the end of the related Collection Period. The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon, together with the unpaid principal amount of the Certificates. The Seller does not anticipate, although no assurances can be given, that the Pool Balance will decline to a level permitting the Servicer to purchase the Receivables while the Notes are outstanding.

THE INDENTURE TRUSTEE

    Bank of Tokyo-Mitsubishi Trust Company, a New York banking corporation, will be the Indenture Trustee. The Indenture Trustee's Corporate Trust Office is located at 1251 Avenue of the Americas, New York, New York 10020-1104. The Seller, the Servicer, and their respective affiliates may have other banking relationships with the Indenture Trustee and its affiliates in the ordinary course of their businesses.

THE ACCOUNTS

    The Servicer will establish one or more Collection Accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited and into which amounts on deposit in the Reserve Account may be transferred from time to time. The Servicer will also establish and maintain (i) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all payments to Noteholders will be made (the "Note Payment Account"), (ii) an account, in the name of the Owner Trustee, on behalf of the holders of record of the Certificates (the "Certificateholders"), in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account"), and (iii) an account, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders, in which early payments with respect to Actuarial Receivables by or on behalf of the obligors which constitute neither current scheduled payments nor full prepayments ("Payaheads") will be deposited until such time as the payment falls due or until such funds are applied to shortfalls in the scheduled payments with respect to Actuarial Receivables (the "Payahead Account", and together with the Collection Account and the Note Payment Account, the "Trust Accounts"). The Seller will also establish and maintain the Reserve Account and the Yield Supplement Account each in the name of the Indenture Trustee for the benefit of the Noteholders and the Certificateholders. The Trust Accounts, the Reserve Account and the Yield Supplement Account shall each be a segregated trust account initially established with the Indenture Trustee and maintained with the Indenture Trustee so long as permitted by each Rating Agency. In the event that a Rating Agency no longer permits the Trust Accounts, the Reserve Account and the Yield Supplement Account to be located at the Indenture Trustee, such accounts shall be moved to either a Qualified Institution or a Qualified Trust Institution. A "Qualified Institution" is a depository institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States authorized to take deposits and subject to supervision and examination by Federal or state banking authorities, having a short-term deposit rating

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acceptable to each Rating Agency, and, if such institution is organized under the laws of the United States, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor thereto. A "Qualified Trust Institution" is the corporate trust department of an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States and subject to supervision and examination by Federal or state banking authorities, with authority to act under such laws as trustee or in any other fiduciary capacity, having not less than $1 billion in assets under fiduciary management and a long-term deposit rating acceptable to each Rating Agency.

    Funds in the Collection Account, the Payahead Account, the Reserve Account and the Yield Supplement Account will be invested in Permitted Investments as provided in the Sale and Servicing Agreement. "Permitted Investments" generally will be limited to investments acceptable to each Rating Agency as being consistent with the ratings of the Notes. Permitted Investments will be limited to obligations or securities that mature not later than the Business Day immediately preceding the next Payment Date (or the payment due date, in the case of a Payahead). Any earnings (net of losses and investment expenses) on amounts on deposit in the Collection Account will be paid to the Certificateholders. Any earnings (net of losses and investment expenses) on amounts on deposit in the Payahead Account will be paid to the Servicer as additional servicing compensation and will not be available to Noteholders, and any earnings (net of losses and investment expenses) on, and any amounts released from, the Reserve Account and the Yield Supplement Account will be paid to the Seller; provided that earnings on amounts on deposit in the Reserve Account will be paid to the Seller only to the extent that the amounts on deposit in the Reserve Account exceed the Specified Reserve Balance.

YIELD SUPPLEMENT AGREEMENT

    Simultaneously with the sale and assignment of the Receivables by MMCA to the Seller, MMCA and the Seller will enter into the Yield Supplement Agreement, pursuant to which MMCA will be obligated to pay the Yield Supplement Amount, if any, to the Trust on or before each Payment Date. The Seller will assign the Yield Supplement Agreement to the Trust, and the Trust will pledge it to the Indenture Trustee for the benefit of the Noteholders.

YIELD SUPPLEMENT ACCOUNT


    Payments of the Yield Supplement Amount due under the Yield Supplement Agreement will be secured by funds on deposit in the Yield Supplement Account. The Yield Supplement Account shall initially be a segregated trust deposit account in the corporate trust department of the Indenture Trustee; provided, that if each Rating Agency no longer permits the Yield Supplement Account to be held at the Indenture Trustee, the Yield Supplement Account shall be moved to a Qualified Institution or a Qualified Trust Institution. Notwithstanding the foregoing, in the event that MMCA either obtains a letter of credit (a "Yield Supplement Letter of Credit") securing timely remittance to the Indenture Trustee of amounts due from MMCA under the Yield Supplement Agreement or otherwise satisfies certain other conditions satisfactory to each Rating Agency, the Yield Supplement Account may be terminated. The Yield Supplement Account will be funded on the Closing Date with an initial deposit to be specified in the Yield Supplement Agreement. On each Payment Date, the amount required to be on deposit in such Yield Supplement Account or to be available under such Yield Supplement Letter of Credit will decline and be equal to the sum of all projected Yield Supplement Amounts for all future Payment Dates, assuming that future scheduled payments on the Receivables are made on their scheduled Due Dates. The amount on deposit in the Yield Supplement Account will decrease as payments are made from such Account with respect to the Yield Supplement Amounts and funds in excess of the maximum required balance are released to the Seller.


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    The Yield Supplement Letter of Credit, if any, will be issued by a bank that has a debt rating sufficient to maintain the rating of each class of Notes at the initial level at which it was rated by each Rating Agency. In the event that the rating of the letter of credit bank that issues any Yield Supplement Letter of Credit is reduced below any such rating, the Indenture Trustee will be required either to obtain a suitable replacement Yield Supplement Letter of Credit, to obtain funds in the required amount for deposit in the Yield Supplement Account or to draw the full amount available under the Yield Supplement Letter of Credit and deposit such funds in the Yield Supplement Account.


THE INDENTURE CASH FLOWS


    DEPOSITS TO THE COLLECTION ACCOUNT. On or before the seventh Business Day, but no later than the tenth calendar day (the "Determination Date"), of the month in which a Payment Date occurs, the Servicer will calculate the Available Funds, the Regular Principal, the Total Servicing Fee, the Accrued Note Interest, the Accelerated Principal, the Principal Distribution Amount, the principal attributable to Last Scheduled Payments, and the Yield Supplement Amount, if any, in each case with respect to such Payment Date.


    On or before each Payment Date, the Servicer will cause the Available Funds for such Payment Date to be deposited into the Collection Account. On each Payment Date, the Servicer shall notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of (i) the amount of cash or other immediately available funds in the Reserve Account on such Payment Date (prior to giving effect to any withdrawals therefrom relating to such Payment Date), and (ii) the amount, if any, by which
(x) the Total Required Payment exceeds (y) the Available Funds for such Payment Date.


    The "Available Funds" for a Payment Date to be deposited into the Collection Account shall be the sum of the following amounts with respect to the related Collection Period: (i) all collections on the Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account and excluding Rule of 78's Payments (and including the proceeds of sale by the Trust of any Financed Vehicle sold to the Trust upon termination of a Final Payment Receivable)); (ii) all proceeds of the liquidation of Receivables which became Defaulted Receivables during the related Collection Period, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Defaulted Receivable ("Liquidation Proceeds"); (iii) any recoveries in respect of Receivables that became Defaulted Receivables in prior Collection Periods ("Recoveries"); (iv) all extension and deferral fees paid with respect to the Receivables; (v) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer under an obligation which arose during or prior to the related Collection Period; (vi) all Advances made from the Reserve Account; (vii) the Yield Supplement Amount; and (viii) partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to an amount below the scheduled payment as of the Cutoff Date.


    A "Defaulted Receivable" will be a Receivable as to which (a) the related Financed Vehicle has been repossessed and liquidated, (b) a scheduled payment is, in the case of Motor Vehicles, 120 or more days past due or, in the case of Trucks, 180 days past due and, in either case, the Servicer has not repossessed the related Financed Vehicle or (c) the Servicer has determined, in accordance with its customary standards, policies and procedures, that payment in full of the Contract is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, which 90 days shall not, when added to the aggregate number of days since a scheduled payment was due but not paid, exceed 180 days.


    The Available Funds on any Payment Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in the Available Funds for a prior Collection Period (which shall be paid to the Seller or Servicer, as applicable).


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    The "Principal Distribution Amount" with respect to the Notes (in the aggregate) for a Payment Date shall be the sum of Regular Principal and Accelerated Principal; provided that the Principal Distribution Amount with respect to the Notes shall not exceed the outstanding principal amount of the Notes.



    MONTHLY WITHDRAWALS FROM COLLECTION ACCOUNT. On each Payment Date, the Indenture Trustee shall make the following withdrawals of Available Funds in respect of the related Collection Period from the Collection Account and make deposits, distributions and payments in the amounts and in the order of priority specified below:


        (i) to the Servicer, the Total Servicing Fee;

        (ii) to the Note Payment Account, the Accrued Note Interest for each class of Notes;


       (iii) to the Note Payment Account, the Regular Principal;


        (iv) to the Reserve Account, the amount required to bring the amount in the Reserve Account up to the Specified Reserve Balance;


        (v) to the Note Payment Account, the Accelerated Principal; and


        (vi) to the Certificate Distribution Account, any remaining portion of Available Funds.

    Notwithstanding the foregoing, following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the Notes, or following an Insolvency Event, the Available Funds remaining after the application of clauses (i) and (ii) above will be deposited in the Note Payment Account to the extent necessary to reduce the principal amount of the Notes to zero, and the Certificateholders will not receive any distributions (including distributions attributable to Last Scheduled Payments) until the principal amount and accrued interest on the Notes has been paid in full.

    For purposes hereof, the following terms have the following meanings:


    "Accelerated Principal" means (a) with respect to each Payment Date on which the difference between the Level Pay Pool Balance as of the beginning of the related Collection Period and the aggregate outstanding principal balance of the Notes on such Payment Date (before giving effect to any distribution of principal of the Notes on such Payment Date) is less than $13,527,177 (such deficiency with respect to any Payment Date is referred to as the "Deficiency Amount"), 100% of the portion, if any, of Available Funds remaining for such Payment Date, and (b) with respect to any other Payment Date, 5% of the portion, if any, of Available Funds remaining for such Payment Date, in each case after giving effect to the payment of (i) the Total Required Payment, (ii) the amount, if any, required to be deposited in the Reserve Account on such Payment Date and
(iii) in the case of clause (b) only, amounts in respect of the principal of Last Scheduled Payments remaining after payments of clauses (i) and (ii) above; provided, however that, on any Payment Date that the Accelerated Principal is calculated pursuant to clause (a) above, the Accelerated Principal shall not exceed the sum of the Deficiency Amount with respect to such Payment Date plus the amount calculated pursuant to clause (b); provided further, that the Accelerated Principal with respect to any Payment Date shall not exceed the outstanding principal amount of the Notes (after giving effect to payments of Regular Principal on such Payment Date).


    "Accrued Note Interest" means, with respect to any Payment Date and each class of Notes, the sum of the Monthly Accrued Note Interest and the Interest Carryover Shortfall for such class for such Payment Date.


    "Certificate Balance" equals, initially, $238,924,890 and, thereafter, equals the initial Certificate Balance minus all amounts paid as principal on the Certificates.


    "Interest Carryover Shortfall" means, with respect to any Payment Date and any class of Notes, the excess of the Monthly Accrued Note Interest for the preceding Payment Date and any outstanding Interest Carryover Shortfall from the close of business on such preceding Payment Date, over the amount in respect of interest that is actually deposited in the Note Payment Account on such preceding Payment Date with respect to such class, plus interest on such excess, to the extent permitted by law, at the applicable Note Interest Rate for the related Interest Period.

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

    "Monthly Accrued Note Interest" means, with respect to any Payment Date and
(i) any class of Notes, interest accrued for the related Interest Period at the applicable Note Interest Rate for such class on the aggregate principal balance of the Notes of such class as of the immediately preceding Payment Date, after giving effect to all payments of principal to Noteholders on or prior to such preceding Payment Date (or, in the case of the first Payment Date, the initial principal amount of the Notes); and (ii) with respect to the Notes collectively, the sum of Monthly Accrued Note Interest for each class.



    "Note Interest Rate" means in the case of (i) the Class A-1 Notes, 5.63% per annum, (ii) the Class A-2 Notes, 5.79% per annum, (iii) the Class A-3 Notes, 6.08% per annum, and (iv) the Class A-4 Notes, 6.17% per annum. Interest on the Class A-1 and Class A-2 Notes will be calculated on the basis of actual days elapsed and a 360-day year, and in the case of the Class A-3 and Class A-4 Notes on the basis of a 360 day year consisting of twelve 30-day months.



    "Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of the Principal Distribution Amount and any outstanding Principal Carryover Shortfall from the preceding Payment Date over the amount in respect of principal that is actually deposited in the Note Payment Account on such Payment Date.



    "Realized Losses" means with respect to each Payment Date and each Receivable that became a Defaulted Receivable during the related Collection Period, the excess of the principal balance of such Defaulted Receivable (exclusive of the principal of a Last Scheduled Payment) over the Liquidation Proceeds attributable to the Level Pay Balance of such Defaulted Receivable. In determining the amount attributable to the Level Pay Balance, Liquidation Proceeds will be applied first to such Level Pay Balance before being applied to the Last Scheduled Payment for a Final Payment Receivable.



    "Regular Principal" means, with respect to any Payment Date, the sum of (i) the Scheduled Principal for such Payment Date plus (ii) any outstanding Principal Carryover Shortfall as of the close of business on the preceding Payment Date; provided, however, that the Regular Principal shall not exceed the outstanding aggregate principal balance of the Notes; and provided, further, that, on the Final Payment Date for each class of Notes, the principal required to be deposited in the Note Payment Account will include the amount necessary (after giving effect to the other amounts to be deposited in the Note Payment Account on such Payment Date and allocable to principal) to reduce the outstanding principal amount of such class of Notes to zero.



    "Scheduled Principal" shall mean, with respect to any Payment Date, the sum of (a) collections received during the related Collection Period of principal on Simple Interest Receivables, other than collections of principal attributable to the Last Scheduled Payment of a Simple Interest Receivable that is a Final Payment Receivable, and other than any charges for excess wear and tear and excess mileage, (b) the principal portion of each scheduled payment (other than a Last Scheduled Payment on a Final Payment Receivable) due on any Actuarial Receivable during the related Collection Period, (c) (without duplication of amounts taken into account under (a) or (b)) the Level Pay Balance of (i) Receivables prepaid in full during the related Collection Period, and (ii) Receivables which became Defaulted Receivables during the related Collection Period, (d) the Purchase Amount of each Receivable that was repurchased by the Seller or purchased by the Servicer during such Collection Period to the extent attributable to principal, (e) the proceeds of any other sale of a Receivable (including a sale occurring as a result of the bankruptcy of the Seller), to the extent allocable to principal, and (f) partial prepayments attributable to any refunded item included in the amount financed, such as extended warranty protection plan costs or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor's periodic payment to be below the scheduled payment as of the Cutoff Date; provided, however, that in calculating the Scheduled Principal, all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in Scheduled Principal in a prior Collection Period (which shall be paid to the Seller or Servicer, as applicable) will be excluded.



    "Total Required Payment" means, on any Payment Date, the Total Servicing Fee, the Accrued Note Interest, and the Regular Principal.


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
    On each Payment Date, all amounts on deposit in the Note Payment Account will be paid in the following order of priority:

        (i) to the Noteholders of each class, Monthly Accrued Note Interest on the applicable class of Notes;

        (ii) to the holders of the Class A-1 Notes in reduction of principal until the principal amount of the Class A-1 Notes has been paid in full;

       (iii) to the holders of the Class A-2 Notes in reduction of principal until the principal amount of the Class A-2 Notes has been paid in full;

        (iv) to the holders of the Class A-3 Notes in reduction of principal until the principal amount of the Class A-3 Notes has been paid in full; and

        (v) to the holders of the Class A-4 Notes in reduction of principal until the principal amount of the Class A-4 Notes has been paid in full.

    On each Payment Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

RESERVE ACCOUNT

    The Reserve Account will be held in the name of the Indenture Trustee for the benefit of Noteholders and Certificateholders and established by the Seller. To the extent that amounts on deposit in the Reserve Account are exhausted, Noteholders and Certificateholders will have no recourse to the assets of the Seller as a source of payment.

    The Reserve Account will be funded by a deposit by the Seller on the Closing Date in the amount of the Reserve Initial Deposit. The amount on deposit in the Reserve Account will increase from time to time by application of certain funds from the Collection Account up to the Specified Reserve Balance and will decrease on each Payment Date by (i) any Advance with respect to such Payment Date, (ii) any shortfall, if any, between the Total Required Payment and Available Funds and (iii) distribution of amounts in the Reserve Account in excess of the Specified Reserve Balance to the Seller with respect to such Payment Date.

    On each Payment Date, after payment of the Total Required Payment for such Payment Date, the Indenture Trustee will withdraw from the Collection Account and deposit into the Reserve Account, to the extent of funds available in the Collection Account, the amount, if any, required to bring the amount in the Reserve Account up to the Specified Reserve Balance. Amounts on deposit in the Reserve Account will be invested by the Seller in Permitted Investments. On any Payment Date, after giving effect to all payments required to be made on such day and to the extent that the amount on deposit in the Reserve Account (including amounts attributable to investment income, net of losses and investment expenses) exceeds the Specified Reserve Balance, such excess will be withdrawn from the Reserve Account and paid to the Seller on such Payment Date. Upon the distribution of any such amounts from the Reserve Account, the Noteholders will not have any rights in, or claims to, such amounts.

    Amounts on deposit in the Reserve Account from time to time are intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in Available Funds exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the Noteholders could result. In addition, depletion of the Reserve Account ultimately could result in losses to Noteholders.


    The "Specified Reserve Balance" with respect to any Payment Date means $3,381,795, subject to the next succeeding sentence. The Servicer may, from time to time after the date of this Prospectus, request each Rating Agency to approve a formula for determining the Specified Reserve Balance that is different from the one described above and would result in a decrease in the amount of the Specified Reserve Balance or change the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the Indenture Trustee to the effect that the use of any such new formulation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes, then subject to delivery of certain tax opinions the Specified Reserve Balance will be determined in accordance with such new formula. The Indenture will accordingly be amended to reflect such new calculation without the consent of any Noteholders.


FINAL PAYMENT RECEIVABLES

    Certain of the Motor Vehicle Contracts (the "Final Payment Receivables") provide for level monthly payments that do not amortize the entire amount financed over the term of the Receivable, plus one substantially larger payment (the "Last Scheduled Payment"). MMCA sets the Last Scheduled Payment for a particular model of Motor Vehicle at the time the related Contract is entered into. The Final Payment Receivables provide for a series of scheduled payments which, if each is made on its scheduled Due Date, will amortize the initial principal amount of the Receivable minus the principal portion of the Last Scheduled Payment (such amount, the "Level Pay Balance") by the Due Date immediately preceding the maturity date of the Receivable. Upon termination of the Receivable, the obligor thereunder will owe (assuming that all payments have been made on their scheduled Due Dates) an amount consisting of interest for the period from the preceding Due Date through the maturity date and the remaining principal amount of the Receivable. The net amount actually due from an obligor on a Final Payment Receivable upon termination may be greater or less than the Last Scheduled Payment as a result of (i) in the case of a Simple Interest Receivable, changes in the amortization schedule of the Receivable as a result of early or late payments by the obligor during the term of the Receivable and the application of certain day counting conventions, and (ii) additional fees and charges that may be owed by the obligor with respect to the Receivable or the Financed Vehicle, including late charges and charges for excess wear and tear and excess mileage on the Financed Vehicle.


    The initial aggregate principal amount of the Notes and Certificates will equal the aggregate principal amount of the Receivables on the Cutoff Date including the aggregate of the principal portions of the Last Scheduled Payments on the Final Payment Receivables. As of the Cutoff Date, the Last Scheduled Payments had an aggregate principal balance of $238,924,890.



    Collections attributable to Last Scheduled Payments, plus payments by related obligors in respect of charges for excess wear and tear and excess mileage (but not disposition fees, which are payable to the Servicer) with respect to any Collection Period will be deposited by the Servicer during such Collection Period into the Collection Account and, on the related Payment Date, will be available to pay the Total Required Payment and the Accelerated Principal and to make required deposits into the Reserve Account. Any amount remaining will be payable to the Certificateholders.


    Upon termination of a Final Payment Receivable, an obligor thereunder may satisfy the amount then owed by the obligor by (1) paying the remaining principal amount of the Receivable (which, in the case of a Simple Interest Receivable, may be greater than or less than the Last Scheduled Payment), all accrued and unpaid interest, plus any fees, charges, and other amounts then owing on the Due Date of the Last Scheduled Payment; (2) refinancing the net amount then due, which may be greater or less than the Last Scheduled Payment, subject to certain conditions; or (3) selling the related Motor Vehicle to MMCA or its assignee for an amount equal to the Last Scheduled Payment (reduced by charges for excess wear and tear and excess mileage, and by a disposition fee payable to Servicer) and paying any excess of the total amount owed (calculated as in clause (1)) over the Last Scheduled Payment to MMCA. MMCA will sell its rights to the Final Payment Receivables, including the Last Scheduled Payments and amounts paid in respect of late charges and excess wear and tear and excess mileage (but not disposition fees), to the Seller, which will sell its rights to the Trust. If the obligor elects the option to sell the Motor Vehicle to MMCA or its assignee at the end of the Contract, the Servicer, either directly or through an affiliate, will then sell the Motor Vehicle at wholesale, by either public or private sale. The sale proceeds (net of any amounts required to be refunded to the obligors, including any amount due an obligor who has paid early on a

Simple Interest Receivable and disposition fees paid to the Servicer) plus amounts paid in respect of excess wear and tear and excess mileage, will be deposited into the Collection Account as described above.


    If the obligor sells the Motor Vehicle to MMCA, it is anticipated that the full amount of the Last Scheduled Payment will not be realized upon the subsequent sale of the Motor Vehicle by MMCA. MMCA sets the Last Scheduled Payment for a particular model of Motor Vehicle at the time the related retail installment sale contract is entered into by reference to its estimate of the wholesale market value of such model at the end of the Motor Vehicle Contract's term. However, in connection with sales incentive programs for particular models, MMCA may increase the Last Scheduled Payments set forth in Motor Vehicle Contracts to levels above its estimate of the wholesale market values of the related Motor Vehicles at the end of their respective Motor Vehicle Contract terms, in order to stimulate sales of particular models by reducing the amount of the amortizing monthly installments which would be owed by obligors.


    MMCA does not require the obligor under a Final Payment Receivable to pay the "Gap Amount" in the event there is a total loss of the Motor Vehicle caused by its theft or physical damage, provided that the obligor has maintained the insurance required by the Motor Vehicle Contract and is not in default thereunder. The "Gap Amount" is the difference between the amount owed in respect of the Final Payment Receivable as of the date of the total loss and insurance proceeds (including payment by the obligor of any applicable deductible) received with respect to the Motor Vehicle. In accordance with its customary servicing practices and procedures, MMCA treats such Gap Amount, if any, as a non-cash reduction of the principal of the related Last Scheduled Payment.


    In the event that the full amount owed by an obligor under a Final Payment Receivable is not collected, the shortfall would reduce the Available Funds available to pay the Total Required Payment, to make required transfers, if any, from the Collection Account to the Reserve Account and to pay Accelerated Principal. None of MMCA, the Servicer, the Seller or the Trust will have any recourse to the obligor for any shortfall, nor will MMCA, the Servicer or the Seller be obligated to pay any such shortfall to the Trust.


SUBORDINATION OF THE CERTIFICATES


    The rights of Certificateholders to receive distributions are subordinated to the rights of Noteholders to receive payments of interest and principal to the extent set forth herein. The Certificateholders will, however, be entitled to receive distributions of principal (which generally will equal a portion of collections relating to Last Scheduled Payments) prior to the time that the principal amount of each class of Notes has been paid in full, provided that all amounts then payable to Noteholders have been paid. Funds on deposit in the Collection Account (including amounts deposited therein from the Reserve Account) will be applied to the payment of Monthly Accrued Note Interest on the Notes, and principal payable on the Notes on such Payment Date (including Regular Principal and Accelerated Principal) before distributions on the Certificates. In addition, following the occurrence of an Event of Default that has resulted in an acceleration of the Notes or an Insolvency Event with respect to the Seller, the Noteholders will be entitled to be paid in full before the Certificateholders are entitled to any distributions. The foregoing subordination of the Certificates is intended to enhance the likelihood of receipt by Noteholders of amounts due them and to decrease the likelihood that the Noteholders will experience losses.


ADVANCES

    To the extent the collection of interest and principal on an Actuarial Receivable (other than a Last Scheduled Payment) with respect to a Collection Period falls short of the scheduled payment due thereon, after application of amounts on deposit in the Payahead Account by the Indenture Trustee with respect to such shortfall, the Servicer will cause an Advance to be made from the Reserve Account on the related Payment Date. Subsequent collections on Receivables will be used to replenish the Reserve Account to the extent described in "--The Indenture Cash Flows."

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COLLECTIONS ON THE RECEIVABLES


    The Servicer will deposit all payments on Receivables (from whatever source) and all proceeds of Receivables (other than certain amounts payable to the Servicer under the Sales and Servicing Agreement that are not required to be deposited in the Collection Account) into the Collection Account not later than two Business Days after receipt thereof unless either (i) the Servicer shall have a rating acceptable to each Rating Agency with respect to its short-term indebtedness, MMCA is the Servicer, and no Events of Servicing Termination have occurred, or (ii) the Trust shall have received written notice from each Rating Agency that no outstanding rating on any class of Notes would be lowered or withdrawn as a result, in which case such amounts will be paid into the Collection Account on each Payment Date. The Seller and the Servicer will also deposit into the Collection Account on each Payment Date the Purchase Amount of each Receivable required to be repurchased or purchased by either of them pursuant to an obligation that arose during the related Collection Period. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, the amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or posting or checks returned unpaid for insufficient funds or other reasons.


    In those cases where a subservicer is servicing a Receivable pursuant to a subservicing agreement, as described below, the Servicer will cause the subservicer to remit to the Collection Account the amounts collected by such subservicer on or with respect to the Receivables being serviced by it, within the period after receipt, and subject to the limitations, described above.

    As an administrative convenience, unless the Servicer is required to remit collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Indenture Trustee and the Noteholders as if all deposits, distributions and transfers were made individually.

STATEMENTS TO NOTEHOLDERS

    On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders. Each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date and the related Collection
Period:

        (i) the amount of the payment allocable to principal of each class of Notes;

        (ii) the amount of the payment allocable to interest on or with respect to each class of Notes;

       (iii) the amount of interest paid from the Yield Supplement Amount;

        (iv) the amount of the Total Servicing Fee and any additional servicing compensation paid to the Servicer with respect to such Collection Period;

        (v) the aggregate outstanding principal amount of each class of the Notes and the applicable Note Pool Factor, after giving effect to payments allocated to principal reported under clause (i) above;

        (vi) the Pool Balance and the Level Pay Pool Balance (calculated as of the close of business on the last day of the related Collection Period);


       (vii) the amounts of the Interest Carryover Shortfall and the Principal Carryover Shortfall, if any, for such Payment Date and the portion thereof attributable to each class of Notes;


      (viii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

        (ix) the balance of the Reserve Account on such Payment Date, after giving effect to changes therein on such Payment Date;

        (x) the amount of Actuarial Advances, if any, for such Collection Period; and

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        (xi) the aggregate Purchase Amount of Receivables repurchased by the
    Seller or purchased by the Servicer during such Collection Period.

    Each amount set forth pursuant to clauses (i), (ii), (iii), (v) and (vii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of the Notes or class of Notes, as applicable. Copies of such statements may be obtained by Note Owners by a request in writing addressed to the Indenture Trustee.

    Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder a statement containing the sum of the amounts described in (i), (ii),
(iii), (iv) and (vii) above for the purposes of such Noteholder's preparation of Federal income tax returns. See "Certain Federal Income Tax Consequences" and "--Book Entry Registration."

INDENTURE

    EVENTS OF DEFAULT. The "Events of Default" in the Indenture consist of (i) a default for five days or more in the payment of interest on any Note when the same becomes due and payable; (ii) a default in the payment of principal of, or any installment of principal of, any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any material covenant or agreement of the Trust made in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or writing delivered pursuant thereto proves to have been incorrect in any material respect as of the time when made, and the continuation of such default for a period of 60 days or in the case of a materially incorrect representation or warranty, 30 days, after notice thereof is given to the Trust by the Indenture Trustee or the Trust and the Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the Notes of all classes, or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. (Indenture, Section 5.1).

    Noteholders holding not less than a majority of the aggregate principal amount of the Notes outstanding, voting as a group, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default (i) in payment of principal of or interest on any of the Notes or (ii) in respect of any covenant or provision in the Indenture which cannot be modified or amended without unanimous consent of the Noteholders. (Indenture, Section 5.12). Any such waiver could be treated, for Federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

    REMEDIES. If an Event of Default should occur and be continuing, the Indenture Trustee or the holders of a majority of the aggregate outstanding principal amount of the Notes of all classes, voting as a group, may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority of the aggregate principal amount of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (i) the Trust has deposited with the Indenture Trustee an amount sufficient to pay (x) all interest on and principal of the Notes as if the Event of Default giving rise to such declaration had not occurred and (y) all amounts advanced by the Indenture Trustee and its costs and expenses and (ii) all Events of Default (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived. (Indenture, Section 5.2). Any such rescission could be treated, for Federal income tax purposes, as a constructive exchange of the Notes by the Noteholders for deemed new Notes upon which gain or loss would be recognized.

    If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Property, or elect to maintain the Trust Property and continue to apply proceeds from the Trust Property as if there had been no declaration of acceleration. The Indenture Trustee may not, however, unless it is required to sell the Trust Property pursuant to the Trust Agreement as a result of an Insolvency Event occurring with respect to the Seller, sell the Trust Property following an Event of Default, other than a default in the payment of any principal or a default for five days or more in

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
the payment of any interest on the Notes, unless (i) 100% of the Noteholders consent thereto, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the then outstanding Notes or (iii) the Indenture Trustee determines that the Trust Property would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66 2/3% of the aggregate principal amount of the outstanding Notes, voting as a group, to such sale. The Indenture Trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Property to pay interest on and principal of the Notes on an ongoing basis. (Indenture, Sections 5.4 and 5.5).

    In the event of a sale of the Trust Property as a result of an Insolvency Event occurring with respect to the Seller or following the occurrence of an Event of Default under the circumstances described in the preceding paragraph pursuant to the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale will be distributed first to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second to the Servicer for amounts due in respect of unpaid Total Servicing Fees; third to the Noteholders for interest which is due and unpaid; and fourth to the Noteholders for principal which is due and unpaid. Any remaining amounts will be distributed to the Certificateholders for amounts due and unpaid in accordance with the terms of the Trust Agreement and the Sale and Servicing Agreement. (Indenture, Section 5.4).


    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust power conferred on the Indenture Trustee, and the holders of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes. (Indenture, Sections 5.11 and 5.12). Until such time, if any, as Definitive Notes have been issued, the Indenture Trustee will act only in accordance with the instructions of Cede, as nominee for DTC. However, under the rules, DTC will act only in accordance with the instructions of the Participants to whom Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Notes through such Participants. Accordingly, although only Cede will be entitled to vote under the Indenture, Note Owners will be entitled to instruct DTC as to the manner in which to vote.


    No Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% of the aggregate principal amount of the Notes outstanding have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such Noteholder or Noteholders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the Notes outstanding. (Indenture, Section 5.6).

    Neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally

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
liable for the payment of interest on or principal of the Notes or for the agreements of the Trust and the Owner Trustee, in its capacity as trustee, contained in the Indenture.

    CERTAIN COVENANTS. The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Basic Documents") sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part or (iv) permit (x) the validity or effectiveness of the Indenture to be impaired, (y) any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (z) any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds therefrom. (Indenture, Section 3.8).

    The Trust may not engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables as contemplated by the Basic Documents and activities incidental thereto. (Indenture, Section 3.12).

    The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, or otherwise in accordance with the Basic Documents. (Indenture, Section 3.13).


    The Trust will not make any payments to Certificateholders in respect of their Certificates for any Collection Period unless the Accrued Note Interest, Regular Principal, Accelerated Principal and the Total Servicing Fee have been provided for.


    The Trust will or will cause the Servicer to deliver to the Indenture Trustee on or prior to each Payment Date the disbursement and payment instructions as required pursuant to the Indenture. (Sale and Servicing Agreement, Section 4.9).

    REPLACEMENT OF INDENTURE TRUSTEE. Noteholders holding not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Trust, and following such removal may appoint a successor Indenture Trustee. Any successor Indenture Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long term debt rating of investment grade by each Rating Agency. (Indenture, Sections 6.8 and 6.11).

    The Indenture Trustee may resign at any time by so notifying the Trust and the Noteholders. The Trust will be required to remove the Indenture Trustee if the Indenture Trustee (i) ceases to be eligible to continue as the Indenture Trustee, (ii) is adjudged to be bankrupt or insolvent, (iii) comes under the charge of a receiver or other public officer, or (iv) otherwise becomes incapable of acting. Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Trust will be required promptly to appoint a successor Indenture Trustee. (Indenture, Section 6.8).

    DUTIES OF INDENTURE TRUSTEE. Except during the continuance of an Event of Default, the Indenture Trustee will (i) perform such duties and only such duties as are specifically set forth in the Indenture, (ii) in the absence of bad faith, rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee which conform to the requirements of the Indenture, and (iii) examine any such certificates and opinions which are specifically required to be furnished to the Indenture Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (Indenture, Section 6.1).

    COMPENSATION AND INDEMNITY. The Servicer will (i) pay to the Indenture Trustee from time to time reasonable compensation for its services, (ii) reimburse the Indenture Trustee for all expenses, advances and disbursements reasonably incurred and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties. The Indenture Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that, the Indenture Trustee will not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders in accordance with the terms of the Indenture, and (iii) for interest on any money received by it except as the Indenture Trustee and the Trust may agree in writing. The Indenture Trustee will not be deemed to have knowledge of any Event of Default unless an officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of the Indenture. (Indenture, Sections
6.1 and 6.7).

    ACCESS TO NOTEHOLDER LISTS. If Definitive Notes are issued in the limited circumstances described herein and the Indenture Trustee is not the Note Registrar, the Trust will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Trust of a written request therefor. (Indenture, Section 7.1).

    ANNUAL COMPLIANCE STATEMENT. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.9).

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes (including interest and any fees due and payable to the Owner Trustee or the Indenture Trustee). (Indenture, Section 4.1).

    MODIFICATION OF INDENTURE. Without the consent of the Noteholders, the Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may execute a supplemental indenture for the purpose of adding to the covenants of the Trust, curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision or making any other provision with respect to matters or questions arising under the Indenture which will not be inconsistent with other provisions of the Indenture; provided that (x) such action will not, (i) as evidenced by an opinion of counsel (which may be internal counsel to the Seller or the Servicer (an "Opinion of Counsel")), materially adversely affect the interests of any Noteholder and (ii) as confirmed by each Rating Agency rating any class of Notes, cause the then-current rating assigned to any class of Notes to be withdrawn, reduced or qualified and (y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.1).


    The Owner Trustee, on behalf of the Trust, and the Indenture Trustee, upon request by the Trust, may also enter into supplemental indentures, with the consent of not less than a majority of the aggregate principal amount of the outstanding Notes, voting as a group, and with prior written notice to each Rating Agency, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders; provided, that (x) such action will not,
(i) as evidenced by an Opinion of Counsel, materially adversely affect the interests of any Noteholder and (ii) as confirmed by each Rating Agency rating any class of Notes, cause the then-current rating assigned to any such class of Notes to be withdrawn, reduced or qualified and (y) an Opinion of Counsel as to certain tax matters is delivered. (Indenture, Section 9.1).

    Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture may (i) change the Final Payment Date for any class of Notes or the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder (and their consequences) as provided for in the Indenture, (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, the Servicer, an affiliate of any of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Property if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Notes, (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the outstanding Notes necessary to amend the Indenture or the other Basic Documents or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Trust Property or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. (Indenture, Section 9.2).


    The Trust Agreement will require the Owner Trustee to give the Certificateholders 30 days' written notice of any proposed supplemental indenture if it materially adversely affects the Certificateholders or if any Noteholders' consent is required and provides that the Owner Trustee will not enter into such amendment unless Certificateholders holding a majority of the Certificate Balance including, for this purpose, Certificates held by the Seller or any affiliate of the Seller, consent in writing. (Trust Agreement, Section 4.1).


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

    The Trust will purchase the Receivables, and the Servicer will undertake to service the Receivables pursuant to the Sale and Servicing Agreement. The Trust will be created and the Certificates will be issued pursuant to the Trust Agreement. MMCA will undertake certain administrative duties with respect to the Trust pursuant to the Administration Agreement (together with the Sale and Servicing Agreement and the Trust Agreement, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF THE RECEIVABLES

    Prior to the time of issuance of the Notes, pursuant to the Purchase Agreement MMCA will sell and assign to the Seller, without recourse, its entire right, title and interest in, to and under the Receivables, including its security interests in the Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles. Each Receivable conveyed by the Seller to the Trust will be identified in a schedule attached to the Sale and Servicing Agreement. The Owner Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Certificates. The net proceeds received from the sale of the Notes will be applied to the purchase of the Receivables.

    In the Purchase Agreement, MMCA will represent and warrant to the Seller, and in the Sale and Servicing Agreement the Seller will represent and warrant to the Owner Trustee, among other things, that (i) the information provided in the Schedule of Receivables is correct in all material respects; (ii) MMCA shall have determined whether or not the obligor on each Receivable has maintained physical damage insurance (which shall not be force-placed insurance) covering the Financed Vehicle in accordance with its normal requirements; (iii) at the Closing Date, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no setoffs, defenses, or counterclaims against it have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is or will be secured by a perfected first priority security interest in the Financed Vehicle in favor of MMCA; and (v) each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes, complies in all material respects with applicable Federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.


    The only recourse the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee will have against MMCA and the Seller for breach of any of the foregoing representations and warranties with respect to a Receivable will be to require MMCA and the Seller to repurchase the Receivable. See "--Mandatory Repurchase of Receivables." The Owner Trustee, the Indenture Trustee, the Trust and the Servicer will covenant in the Sale and Servicing Agreement not to institute or join in the institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding against the Seller for a period of one year and a day after any securities rated by a Rating Agency were issued by the Seller or by a trust for which the Seller was the depositor.


    To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust will appoint the Servicer as initial custodian of the Receivables. The Servicer, in its capacity as custodian, will hold the Receivables and all documents and instruments relating thereto (each, a "Receivable File"), either directly or through subservicers, on behalf of the Trust. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the subservicers. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables by MMCA to the Seller and by the Seller to the Trust will be filed, and the Servicer's accounting records and computer systems will be marked to reflect such sale and assignment. See "The Trust" and "Certain Legal Aspects of the Receivables."

MANDATORY REPURCHASE OF RECEIVABLES

    In the event of a breach or failure to be true of any representation or warranty with respect to the Receivables described in "--Sale and Assignment of the Receivables," which breach or failure materially and adversely affects the interest of the Trust in a Receivable, the Seller, unless such breach or failure has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Owner Trustee or the Servicer of, such breach or failure, will be required to repurchase the Receivable from the Trust, and MMCA will be required to repurchase such Receivable from the Seller, for the Purchase Amount. The Purchase Amount will be payable on the Payment Date immediately following such Collection Period. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by MMCA of its obligation to repurchase a Receivable. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Certificateholders or the Owner Trustee against the Seller and MMCA for any such uncured breach or failure.

    The "Purchase Amount" means, with respect to a Payment Date and a Receivable to be purchased or repurchased on such Payment Date by the Seller or the Servicer, an amount equal to the sum of (a) the outstanding principal balance of such Receivable as of the first day of the related Collection Period and (b) an amount equal to the amount of accrued and unpaid interest on such principal balance at the related APR from the date a payment was last made by or on behalf of the obligor through the due date for

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payment of such Receivable in the related Collection Period and in the case of clauses (a) and (b), after giving effect to the receipt of monies collected on such Receivable in such Collection Period.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables in a manner consistent with the Sale and Servicing Agreement and will exercise the degree of skill and care that the Servicer exercises with respect to comparable motor vehicle receivables owned and/or serviced by the Servicer for itself or others.

    Although it has no current plans to do so, the Servicer may enter into subservicing agreements with Eligible Servicers for the subservicing of Receivables. Any such subservicing agreements will contain provisions identical to those contained in the Sale and Servicing Agreement and may contain such other provisions as are not inconsistent with the terms of the Sale and Servicing Agreement. The Servicer may terminate a subservicing agreement and either service the related Receivables directly or enter into a new subservicing agreement for such Receivables with another subservicer, provided that any such subservicer is an Eligible Servicer. Notwithstanding any subservicing agreement, the Servicer will remain obligated and liable to the Trust and the Owner Trustee for servicing and administering the Receivables in accordance with the Sale and Servicing Agreement as if the Servicer alone were servicing the Receivables. References herein to actions required or permitted to be taken, or restrictions on actions to be taken, by the Servicer include such actions by a subservicer. References herein to amounts received by the Servicer include amounts received by a subservicer.


    "Eligible Servicer" means a person which, at the time of its appointment as Servicer or as a subservicer, (i) has a net worth of not less than $50,000,000,
(ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards, and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer or any subservicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or the related subservicing agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement or the related subservicing agreement.


    The Servicer will covenant in the Sale and Servicing Agreement that: (i) the Financed Vehicle securing each Receivable will not be released from the security interest granted by the Receivable in whole or in part, except as contemplated by the Sale and Servicing Agreement, (ii) the Servicer will not (nor will it permit any subservicer to) impair in any material respect the rights of the Trust, the Indenture Trustee, the Noteholders, the Owner Trustee or the Certificateholders in the Receivables, or, subject to clause (iii) below, otherwise amend or alter the terms thereof if, as a result of such amendment or alteration, the interests of the Trust, the Noteholders, the Indenture Trustee, the Owner Trustee, or the Certificateholders under the Sale and Servicing Agreement would be materially adversely affected; and (iii) the Servicer will not increase or decrease the number or amount of scheduled payments or the amount financed under a Receivable, or extend, rewrite or otherwise modify the payment terms of a Receivable; provided, however, that the Servicer may extend any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle receivables that it services for itself or others in accordance with its customary standards if the cumulative extensions with respect to any Receivable shall not cause the term of any such Receivable to extend beyond the Final Scheduled Maturity Date; provided further that such extensions, in the aggregate, do not exceed two months for each twelve months of the original term of the Receivable.

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
    In the event of a breach by the Servicer of any covenant described above that materially and adversely affects the interests of the Trust, in a Receivable, the Servicer, unless such breach has been cured by the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice of, such breach, will be required to purchase the Receivable from the Trust for the Purchase Amount on the Payment Date immediately following such Collection Period; provided, however, that with respect to a breach of the covenant described in clause (iii) of the preceding paragraph, the Servicer will be required to purchase the related Receivable from the Trust at the end of the Collection Period in which such breach occurs. The purchase obligation will constitute the sole remedy available to the Noteholders, the Indenture Trustee, the Owner Trustee, or the Certificateholders against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Sale and Servicing Agreement related thereto.

    The Sale and Servicing Agreement will also generally require the Servicer to charge off a Receivable in conformity with its normal practice and to follow such of its normal collection practices and procedures as it deems necessary or advisable, and that are consistent with the standard of care required by the Sale and Servicing Agreement, to realize upon any Receivable. Currently, MMCA charges off a Contract at the time that the related Financed Vehicle has been repossessed and sold, and the proceeds of sale of the Financed Vehicle are applied against the amount owing on the Contract, or at such time as MMCA determines that it will not recover the Financed Vehicle. The Servicer may sell the Financed Vehicle securing such Receivable at judicial sale or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The net proceeds of such sale will be deposited in the Collection Account at the time and in the manner described above.

    The Sale and Servicing Agreement will provide that the Servicer will defend and indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, the Certificateholders and the Seller against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle or in respect of any negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties (other than errors in judgment) with respect to any Receivable or Financed Vehicle. The Servicer's obligations to indemnify the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders, the Seller and the Certificateholders for the Servicer's actions or omissions will survive the removal of the Servicer, but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

    The Servicer will be entitled to receive the Servicing Fee for each Collection Period, in an amount equal to the product of one-twelfth of the Servicing Rate and the Pool Balance as of the first day of such Collection Period. The "Servicing Rate" will equal 1.00% per annum. The Servicer will also be entitled to receive, as additional servicing compensation, earnings on amounts on deposit in the Payahead Account, Rule of 78's Payments, all disposition fees paid with respect to Final Payment Receivables and all administrative fees and charges and all late payment fees paid with respect to the Receivables, other than fees paid in connection with extension or deferral of payments on a Receivable, which will be deposited in the Collection Account. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates (the "Total Servicing Fee"), will be paid out of collections on or in respect of the Receivables, prior to distributions to Noteholders and Certificateholders.

    The Servicing Fee and the additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of Motor Vehicle Contracts and Truck Contracts and for administering the Receivables on behalf of the Noteholders and the Certificateholders, including collecting payments, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions, responding to inquiries of obligors, investigating delinquencies, and providing collection and repossession services in cases of obligor default. In addition,

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
the Servicing Fee and the additional servicing compensation will further compensate the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred by the Servicer under the Sale and Servicing Agreement in connection with administering and servicing the Receivables.

EVIDENCE AS TO COMPLIANCE

    The Sale and Servicing Agreement will provide that a firm of independent certified public accountants, who may provide audit and other services to the Servicer, the Seller or MMCA, will furnish to the Indenture Trustee and the Owner Trustee, on or before May 31 of each year, beginning May 31, 1998, a report of examination as to compliance by the Servicer during the 12 months (or shorter period in the case of the first such report) ended the preceding December 31 with certain standards relating to the servicing of the Receivables.

    The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee, on or before May 31 of each year, beginning May 31, 1998, of a certificate signed by an officer of the Servicer stating that to the best of such officer's knowledge the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the 12 months (or shorter period in the case of the first such certificate) ended the preceding December 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default.

    Note Owners may obtain copies of such statements and certificates by written request addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

    Any corporation or other entity into which the Servicer may be merged or consolidated, or that may result from any merger, conversion or consolidation to which the Servicer is a party, or any entity that may succeed by purchase and assumption to all or substantially all of the business of the Servicer, where the Servicer is not the surviving entity and where such corporation or other entity is an Eligible Servicer and assumes the obligations of the Servicer under the Sale and Servicing Agreement, will be the successor to the Servicer under the Sale and Servicing Agreement.

INDEMNIFICATION AND LIMITS ON LIABILITY

    The Sale and Servicing Agreement will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the Sale and Servicing Agreement and will have no other obligations or liabilities thereunder.


    The Sale and Servicing Agreement will also provide that the Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, at its expense undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and the Certificateholders thereunder.


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
EVENTS OF SERVICING TERMINATION


    The following events will constitute "Events of Servicing Termination" under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the monthly certificate pursuant to the Sale and Servicing Agreement detailing the collections and distributions for any Collection Period (which failure continues beyond the earlier of three business days from the date such Servicer's certificate was due to be delivered and the related Payment Date), (ii) any failure by the Servicer to deliver to the Collection Account or any other account, any required payment or deposit, which failure continues unremedied for five business days following the due date, (iii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Notes, the Certificates or the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 30 days after written notice of such failure is given to the Servicer by the Indenture Trustee or the Owner Trustee, as applicable (the "Applicable Trustee"), or to the Seller or the Servicer and the Applicable Trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% in aggregate principal amount of the outstanding Notes (voting as a group) or Certificates, (iv) certain events of bankruptcy, receivership, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or the Servicer and certain actions by the Seller or the Servicer indicating its insolvency or reorganization pursuant to bankruptcy, receivership, conservatorship, insolvency, or similar proceedings, and (v) failure of the Servicer to be an Eligible Servicer. The holders of Notes evidencing not less than a majority of the aggregate principal amount of the outstanding Notes (voting as a group) (or the holders of Certificates evidencing not less than a majority of the Certificate Balance, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any Event of Servicing Termination except an event resulting from the failure to make any required deposit or payment to any account. For purposes of the foregoing, Notes or Certificates owned by the Seller, the Servicer, or any affiliate of either shall not be considered to be "outstanding."


    The Indenture Trustee will have no obligation to notify Noteholders of any event which, with lapse of time to cure, would become an Event of Servicing Termination, until after the expiration of any applicable cure period.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

    As long as an Event of Servicing Termination remains unremedied, the Indenture Trustee or the holders of Notes evidencing not less than a majority of the aggregate principal amount of the outstanding Notes may terminate the Servicer's rights and obligations under the Sale and Servicing Agreement, whereupon the Indenture Trustee or a servicer appointed by the Indenture Trustee will succeed to all the responsibilities, duties, and liabilities of the Servicer under the Sale and Servicing Agreement. Thereafter, the successor Servicer will be entitled to the compensation otherwise payable to the Servicer and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee is unwilling or legally unable so to act, the Indenture Trustee may appoint, or petition a court of competent jurisdiction for the appointment of, an Eligible Servicer to act as successor to the outgoing Servicer under the Sale and Servicing Agreement. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under the Sale and Servicing Agreement. In the event of the bankruptcy of the Servicer, the bankruptcy trustee or the Servicer, as debtor in possession, may have the power to prevent a termination of the Servicer's rights and obligations under the Sale and Servicing Agreement.

AMENDMENT

    The Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add, change or eliminate any other

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
provision with respect to matters or questions arising under the Transfer and Servicing Agreements which are not inconsistent with the provisions of the Transfer and Servicing Agreements; provided that such action will not, as evidenced by an Opinion of Counsel satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder.

    The Transfer and Servicing Agreements may also be amended by the parties thereto (with, in the case of the Sale and Servicing Agreement, consent of the Indenture Trustee) with the consent of the holders of Notes evidencing not less than 51% of the aggregate principal amount of then outstanding Notes, voting as a group, and the holders of Certificates evidencing not less than 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying the rights of Noteholders or Certificateholders. However, no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made on any Note or Certificate, or change any Note Interest Rate, Certificate Rate or the Specified Reserve Balance, without the consent of all adversely affected Notehold-ers or Certificateholders, (ii) reduce the aforesaid percentage of the Notes and the Certificates which is required to consent to any such amendment, without the consent of all Noteholders or Certificateholders affected thereby, or (iii) adversely affect the ratings of any class of Notes by the Rating Agencies without the consent, respectively, of holders of Notes evidencing not less than 66 2/3% of the aggregate principal amount of then outstanding Notes of such class. See "Description of the Notes--Book Entry Registration."

INSOLVENCY EVENT


    If any of certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to such person indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs with respect to the Seller, the Receivables shall be sold and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (i) Noteholders holding a majority of the outstanding principal amount of the Notes of each class (other than the Seller), (ii) the Certificateholders holding a majority of the Certificate Balance (other than the Seller), and (iii) holders of interests, if any, in the Reserve Account (other than the Seller) having interests with a value in excess of 50% of all interests in Reserve Account held by such persons), to the effect that such Noteholders, Certificateholders and holders, if any, of interests in the Reserve Account, as applicable, disapprove of the sale of the Receivables and termination of the Trust and in connection therewith, the Indenture Trustee (i) appoints an entity to acquire an interest in the Trust and to act as a substitute "general partner" for Federal income tax purposes and (ii) obtains an Opinion of Counsel that the Trust will thereafter not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax and applicable state tax purposes. Promptly after the occurrence of any Insolvency Event with respect to the Seller, notice thereof is required to be given to Noteholders, Certificateholders and holders of interests in the Reserve Account; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination (except in the circumstances described above), the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts, the Certificate Distribution Account, the Reserve Account and the Yield Supplement Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and deposited in the Collection Account. If the proceeds from the sale of the Receivables and amounts on deposit in the Reserve Account, the Yield Supplement Account, the Note Payment Account and the Collection Account are not sufficient to pay the Notes in full, the amount of principal returned to the Noteholders will be reduced and the Noteholders will incur a loss. See "Risk Factors--Limited Assets; Deficiencies from Sale Upon Insolvency of Seller."


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
SELLER LIABILITY

    Under the Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act of which the Seller were a general partner.

TERMINATION


    The obligations of the Seller, the Servicer, the Owner Trustee and the Indenture Trustee pursuant to the Indenture and the Transfer and Servicing Agreements will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Payment Date next succeeding the Servicer's purchase of the Receivables, as described below, (ii) payment to Noteholders and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements, (iii) the Payment Date next succeeding the date upon which the Receivables are sold following an Insolvency Event and (iv) the Payment Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust in accordance with the terms and priorities set forth in the Transfer and Servicing Agreements.



    In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, in the event that the Pool Balance as of the close of business on the last day of a Collection Period has declined to 10% or less of the Initial Pool Balance, to purchase from the Trust, on any Payment Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the outstanding principal amount of the Notes and the Certificates, in each case plus accrued and unpaid interest thereon. The exercise of this right will effect early retirement of the Notes and the Certificates.


    The Indenture Trustee will give written notice of termination of the Trust to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note (whether a Definitive Note or the one or more physical notes representing the Notes) at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Indenture Trustee has taken certain measures to locate a Noteholder and such measures have failed, will be distributed to the Seller or as otherwise provided in the Transfer and Servicing Agreements.

ADMINISTRATION AGREEMENT

    MMCA, in its capacity as administrator (the "Administrator"), will enter into an Administration Agreement (as amended and supplemented from time to time, an "Administration Agreement") with the Trust and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses relating thereto, the Administrator will be entitled to a monthly administration fee, which fee will be paid by the Servicer.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

    The Receivables are "chattel paper" as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. MMCA and the Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Seller and the Trust, as the case may be, in its purchase of the Receivables.

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    Pursuant to the Sale and Servicing Agreement, the Servicer will hold the
Receivables, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following the sale and assignment of the Receivables to the Trust. The Seller will take such action as is required to perfect the rights of the Indenture Trustee and the Trust in the Receivables. The Receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

    Under the Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES


    Generally, retail installment sale contracts such as the Receivables evidence the credit sale of automobiles and light- and medium-duty trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated (including California and Texas, the states in which the largest number of Financed Vehicles are located), a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of ownership or title.


    MMCA's practice is to take such action as is required in order to perfect its security interest in a Motor Vehicle or Truck under the laws of the jurisdiction in which the Motor Vehicle or Truck is registered. If MMCA, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle, and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of MMCA's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the obligor. MMCA's security interest may also be subordinate to such third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, that an enforceable first priority perfected security interest exists for the benefit of the Seller and Trust, respectively, with respect to each Financed Vehicle and will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.

    Pursuant to the Purchase Agreement, MMCA will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Seller, and pursuant to the Sale and Servicing Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the Receivables, to the Trust. The Servicer will hold the certificates of title relating to the Financed Vehicles, either directly or through subservicers, as custodian for the Indenture Trustee and the Trust following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust as the new secured party, however, because of the administrative burden and expense involved. The Seller will assign its rights under the Purchase Agreement to the Trust. See "Risk Factors--Certain Legal Aspects--The Receivables."

    In most states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. However, because the Trust will not be identified as the secured party on any such

                                       64
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certificate, the security interest of the Trust in any Financed Vehicle could be defeated through fraud, forgery, negligence or error and may not be perfected in every state. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by MMCA or administrative error by state or local agencies, the notation of MMCA's lien on the certificates of ownership or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Trust fails to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests.

    MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, as to each Receivable that, on the Closing Date, there will exist a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and, at such time as enforcement of such security interest is sought, there shall exist a valid, subsisting, and enforceable first priority perfected security interest in the Financed Vehicle for the benefit of the Seller and the Trust, respectively (subject to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest). In the event of an uncured breach of such warranty, MMCA and the Seller, pursuant to the terms of the Purchase Agreement and the Sale and Servicing Agreement, respectively, will be required to repurchase such Receivable for its Purchase Amount. This repurchase obligation will constitute the sole remedy available to the Trust, the Noteholders and the Certificateholders for such breach. MMCA's and the Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which are prior to such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of MMCA and the Seller.

    Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the motor vehicle is moved to a new state from the one in which it was initially registered and thereafter until the motor vehicle owner re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states, such as California, that require a secured party to take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, such as Texas, the secured party would learn of the re-registration through the notice from the state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. MMCA would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing Contracts, MMCA takes steps to effect reperfection upon receipt of notice of re-registration or information from the obligor as to relocation.

    Under the laws of many states, including California and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest in the motor vehicle. MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, that, as of the Closing Date, to the best of its knowledge, no such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interest of the Trust in a Receivable, MMCA and the Seller, pursuant to the terms of the Purchase Agreement and the Sale and

                                       65
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Servicing Agreement, respectively, will be required to repurchase the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the Noteholders and the Certificateholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of MMCA and the Seller.

REPOSSESSION

    In the event of a default by an obligor, the holder of a receivable has all the remedies of a secured party under the UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by MMCA in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an obligor, many jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to or after repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions during the term of a Receivable.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal amount of the obligation, accrued and unpaid interest, plus, in most cases, reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid amount and cure any other defaults.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the obligor for the shortfall, however, and a defaulting obligor may have very little capital or few sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. MMCA generally seeks to recover any deficiency existing after repossession and sale of a motor vehicle.

    Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the former owner of the motor vehicle.

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CONSUMER PROTECTION LAWS

    Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, M and Z, and other similar acts, state adaptations of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under Federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as the Trust, to enforce consumer and commercial finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

    The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting a holder of an obligation created in a consumer credit transaction to all claims and defenses which the purchaser could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule is generally duplicated by state statutes or the common law in certain states. Accordingly, the Indenture Trustee and the Trust, as holders of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

    Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale and to originate certain installment sales contracts in connection with such sales. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed, or if either a Buyer's Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a defense as to a retail installment sales contract against the seller of such vehicle or of a subsequent holder of the retail installment sale contract.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    MMCA and the Seller will warrant in the Purchase Agreement and the Sale and Servicing Agreement, respectively, as to each Receivable that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the Cutoff Date, an obligor had a claim against the Trust for violation of any law, and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of MMCA and the Seller under the Purchase Agreement and the Sale and Servicing Agreement, respectively, to repurchase the Receivable unless the breach were cured. This repurchase obligation will constitute the sole remedy of the Trust, the Noteholders, and the Certificateholders, against the Seller in respect of any such uncured breach. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including insolvency laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Set forth below is a summary of certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service ("IRS") will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below.

    This summary does not purport to deal with all aspects of Federal income taxation that may be relevant to Note Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Note Owners subject to special treatment under the Federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to Note Owners who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code.

GENERAL

    TAX STATUS OF THE NOTES AND THE TRUST. On the Closing Date, Skadden, Arps, Slate, Meagher & Flom LLP ("Special Tax Counsel") will render its opinion that for Federal income tax purposes under existing law, and subject to customary assumptions and qualifications set forth therein: (i) the Notes will be treated as debt, and (ii) the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation. The Seller, the Owner Trustee and the Indenture Trustee have agreed, and the Noteholders will agree by their purchase of Notes, to treat the Notes for Federal, state and local income and franchise tax purposes as indebtedness of the Trust.

    STATED INTEREST. Stated interest on the Notes will be taxable as ordinary income for Federal income tax purposes when received or accrued in accordance with a Note Owner's method of tax accounting.

    ORIGINAL ISSUE DISCOUNT. A Note will be treated as issued with Original Issue Discount ("OID") if the excess of the Note's "stated redemption price at maturity" over the issue price equals or exceeds a DE MINIMIS amount equal to 1/4 of 1 percent of the Note's stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a Note) to its maturity.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Note and its issue price. A holder of a Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Note will be considered to be zero if it is less than a DE MINIMIS amount determined as described above.

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

    The issue price of a Note will generally be the initial offering price at which a substantial amount of the Notes are sold. The Trust intends to treat the issue price as including, in addition, the amount paid by the Noteholder for accrued interest that relates to a period prior to the Closing Date. Under applicable Treasury regulations governing the accrual of OID (the "OID Regulations"), the stated redemption price at maturity is the sum of all payments on the Note other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Note and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually.



    The Holder of a Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Note, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a PRO RATA portion of the OID that accrued during the relevant accrual period. In the case of an obligation the principal on which is subject to prepayment as a result of prepayments on the underlying collateral (a "Prepayable Obligation"), such as the Notes, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Note as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Note, over the "adjusted issue price" of the Note at the beginning of the accrual period. An "accrual period" is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The Issuer intends to report OID on the basis of an accrual period that corresponds to the interval between payment dates. The adjusted issue price of a Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.


    The effect of this method is to increase the portions of OID required to be included in income by a Noteholder to take into account prepayments on the Receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Noteholder to take into account prepayments with respect to the Receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Noteholders based on the Prepayment Assumption, no representation is made to Noteholders that Receivables will be prepaid at that rate or at any other rate.

    A holder of a Note that acquires the Note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Note which acquires the Notes for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such Note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Note's issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of (w) the purchaser's adjusted basis in the Note immediately after purchase thereof over (x) the adjusted issue price of the Note, and the denominator of which is the excess of (y) all amounts remaining to be paid on the Note after the purchase date, other than qualified stated interest, over (z) the adjusted issue price of the Note.

    TOTAL ACCRUAL ELECTION. As an alternative to separately accruing stated interest, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount, unstated interest, premium, and acquisition premium, a holder of a Note may elect to include all income that accrues on the Note using the constant yield method. If a Noteholder makes this election, income on a Note will be calculated as though (i) the issue price of the Note were equal to the Noteholder's adjusted basis in the Note immediately after its acquisition by the Noteholder;
(ii) the Note were issued on the Noteholder's acquisition date; and (iii) none of the interest payments on the Note were "qualified stated interest." A Noteholder may make such an election for an Note that has premium or market discount, respectively, only if the Noteholder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See "--Market Discount" and "--Amortizable Bond Premium."


    MARKET DISCOUNT. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Notes were issued with OID, its original issue price plus any accrued original issue discount that exceeds a DE MINIMIS amount specified in the Code) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held the Note and the denominator of which is the number of days from the date the Note Owner acquired the Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.


    Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

    AMORTIZABLE BOND PREMIUM. In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner's tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

    DISPOSITION OF NOTES. A Note Owner's adjusted tax basis in a Note will be its cost, increased by the amount of any OID, market discount and gain previously included in income with respect to the Note, and reduced by the amount of any payment on the Note that is not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to OID not previously accrued, accrued but unpaid interest, or as described above under "--Market Discount") and will be long-term capital gain or loss if the Note was held for more than

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
one year. In addition, if the Prepayable Obligation rules apply, any OID that has not accrued at the time of the payment in full of a Note will be treated as ordinary income.

WAIVERS AND AMENDMENTS

    The Indenture permits the Noteholders to waive an Event of Default or rescind an acceleration of the Notes in some circumstances upon a vote of the requisite percentage of Noteholders. Any such waiver or rescission, or any amendment of the terms of the Notes, could be treated for Federal income tax purposes as a constructive exchange by a Noteholder of the Notes for new Notes, upon which gain or loss would be recognized.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for Federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the Note Owner's name, address, correct Federal taxpayer identification number (which includes a social security number) and a statement that the Note Owner is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Issuer that the Note Owner has provided an incorrect Federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner's Federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS


    The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons (each, a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States, any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise),
(iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the adminstration of such trust and one of more U.S. persons has authority to control all substantial decisions of the trust.


        (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person will generally be considered "portfolio interest" and generally will not be subject to United States Federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Trust or a "controlled foreign corporation" with respect to which the Trust is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the Note Owner is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Indenture Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States Federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

        (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

        (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form 4224 is furnished) generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax under the Code equal to 30 percent of its "effectively connected earnings and profits" for the taxable year, as adjusted for certain items, unless it qualified for a lower rate under an applicable tax treaty.


    Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United Stated federal withholding, backup withholding, and information reporting rules. The regulations are not currently effective but will generally be effective for payments made after December 31, 1998. Prospective investors are advised to consult their own tax advisers regarding the effect, if any, of the regulations on the purchase, ownership, and disposition of the Notes.


                         CERTAIN STATE TAX CONSEQUENCES

    Set forth below is a summary of certain state income tax consequences of the purchase, ownership and disposition of the Notes. Because of the variation in each state's income tax laws, it is impossible to predict tax consequences to Noteholders in all states. Noteholders are urged to consult their tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes.

    The Trust has been organized as a Delaware business trust, and the Seller and Servicer are headquartered in the State of California; however, in the opinion of Special Tax Counsel, assuming that the Notes are treated as debt for federal income tax purposes, (i) the Notes will be treated as debt for Delaware and California income and franchise tax purposes, (ii) the Trust will not be subject to Delaware or California income or franchise taxes at the entity level, and (iii) Noteholders not otherwise subject to taxation in California or Delaware, respectively, would not become subject to taxation in California or Delaware, respectively, solely because of a Noteholder's ownership of a Note.

    THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS


    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Benefit Plan") and (d) persons who have certain specified relationships to a Benefit Plan ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. v. HARRIS TRUST AND SAV. BANK, 114 S.Ct. 517 (1993), the general account of an insurance company may be deemed to include assets of Benefit Plans investing in its general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Benefit Plan by virtue of such an investment. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and Parties-in-Interest or Disqualified Persons with respect to such Benefit Plan.


    Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation (discussed below) is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23, regarding investments effected by in-house asset managers . A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Code, unless one or more statutory or administrative exemptions is available.


    Prior to making an investment in the Notes, prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Benefit Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Benefit Plan's portfolio with respect to diversification by type of asset; the Benefit Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters, for whom Credit Suisse First Boston Corporation is acting as representative (the "Representative"), has severally agreed to purchase from the Seller, the principal amount of the Notes set forth opposite its name below:


                                                         PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL
                                                           AMOUNT          AMOUNT          AMOUNT          AMOUNT
                                                        OF CLASS A-1    OF CLASS A-2    OF CLASS A-3    OF CLASS A-4
UNDERWRITERS                                               NOTES           NOTES           NOTES           NOTES
-----------------------------------------------------  --------------  --------------  --------------  --------------
Credit Suisse First Boston Corporation...............  $   45,000,000  $   38,334,000  $   41,000,000  $   25,968,000
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated..................................      45,000,000      38,333,000      41,000,000      25,968,000
J.P. Morgan Securities Inc...........................      45,000,000      38,333,000      41,000,000      25,968,000
                                                       --------------  --------------  --------------  --------------
Total................................................  $  135,000,000  $  115,000,000  $  123,000,000  $   77,904,000
                                                       --------------  --------------  --------------  --------------
                                                       --------------  --------------  --------------  --------------
Total................................................                                                  $  450,904,000
                                                                                                       --------------
                                                                                                       --------------


    In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.


    The Seller has been advised by the Representative that the several Underwriters propose initially to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a concession not in excess of 0.07% of the principal amount of the Class A-1 Notes, 0.17% of the principal amount of the Class A-2 Notes, 0.13% of the principal amount of the Class A-3 Notes and 0.22% of the principal amount of the Class A-4 Notes. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.05% of the principal amount of the Class A-1 Notes, 0.10% of the principal amount of the Class A-2 Notes, 0.125% of the principal amount of the Class A-3 Notes and 0.15% of the principal amount of the Class A-4 Notes on sales to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.


    The Representative has informed the Seller that it does not expect discretionary sales by the Underwriters to exceed 5% of the principal amount of the Notes being offered hereby.

    Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

    The closing of the sale of the Notes is conditioned on the issuance of the Certificates.

    The Indenture Trustee may, from time to time, invest the funds in the Trust Accounts, the Yield Supplement Account and the Reserve Account in Permitted Investments acquired from the Underwriters.

    In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

    MMCA and the Seller have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL OPINIONS

    The validity of the Notes and certain Federal income tax matters will be passed upon for the Seller by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Brown & Wood LLP, San Francisco, California, will act as counsel to the Underwriters.

                            INDEX OF PRINCIPAL TERMS


                                                                                                           PAGE
                                                                                                        ----------

ABS...................................................................................................          25
ABS Tables............................................................................................          26
Accelerated Principal.................................................................................          46
Accrual Period........................................................................................          69
Accrued Note Interest.................................................................................          46
Actuarial Advance.....................................................................................           9
Actuarial Receivables.................................................................................          24
Administration Agreement..............................................................................          63
Administrator.........................................................................................          63
Advance...............................................................................................           9
Applicable Trustee....................................................................................          61
APR...................................................................................................          21
Available Funds.......................................................................................          45
Basic Documents.......................................................................................          54
Benefit Plan..........................................................................................          72
Business Day..........................................................................................           5
Capped Receivables....................................................................................          24
Cede..................................................................................................           5
Cedel.................................................................................................          40
Cedel Participants....................................................................................          40
Certificate Balance...................................................................................          46
Certificate Distribution Account......................................................................          43
Certificateholders....................................................................................          43
Certificates..........................................................................................        1, 3
Class A-1 Final Payment Date..........................................................................    cover, 6
Class A-1 Notes.......................................................................................        1, 3
Class A-1 Rate........................................................................................           5
Class A-2 Final Payment Date..........................................................................        1, 6
Class A-2 Notes.......................................................................................        1, 3
Class A-2 Rate........................................................................................           5
Class A-3 Final Payment Date..........................................................................        1, 6
Class A-3 Notes.......................................................................................        1, 3
Class A-3 Rate........................................................................................           5
Class A-4 Final Payment Date..........................................................................        1, 6
Class A-4 Notes.......................................................................................        1, 3
Class A-4 Rate........................................................................................        1, 5
Closing Date..........................................................................................           4
Code..................................................................................................          68
Collection Account....................................................................................           8
Collection Period.....................................................................................           4
Commission............................................................................................           2
Contracts.............................................................................................          16
Cooperative...........................................................................................          40
Cutoff Date...........................................................................................        1, 4
Dealer................................................................................................          16
Dealer Agreement......................................................................................          17
Defaulted Receivable..................................................................................          45

                                                                                                           PAGE
                                                                                                        ----------
Deficiency Amount.....................................................................................          46
Definitive Notes......................................................................................          41
Depositaries..........................................................................................          39
Depositary............................................................................................          39
Determination Date....................................................................................          45
Direct Participants...................................................................................          38
Disqualified Persons..................................................................................          72
DTC...................................................................................................           2
DTC Participants......................................................................................          38
Due Date..............................................................................................          18
Eligible Servicer.....................................................................................          58
Equity Interest.......................................................................................          73
ERISA.................................................................................................          72
Euroclear.............................................................................................          40
Euroclear Operator....................................................................................          40
Euroclear Participants................................................................................          40
Events of Default.....................................................................................          52
Events of Servicing Termination.......................................................................          61
Exchange Act..........................................................................................           2
Final Payment Receivables.............................................................................          49
Final Scheduled Maturity Date.........................................................................           4
Final Payment Dates...................................................................................           6
Financed Vehicles.....................................................................................           4
Foreign Person........................................................................................          71
FTC...................................................................................................          67
FTC Rule..............................................................................................          67
Gap Amount............................................................................................      14, 50
Indenture.............................................................................................           3
Indenture Trustee.....................................................................................           3
Indirect Participants.................................................................................          38
Initial Pool Balance..................................................................................           7
Insolvency Event......................................................................................          62
Insolvency Laws.......................................................................................          11
Interest Carryover Shortfall..........................................................................          46
Interest Period.......................................................................................          42
IRS...................................................................................................          68
Issuer................................................................................................           3
Last Scheduled Payment................................................................................          49
Level Pay Balance.....................................................................................          49
Level Pay Pool Balance................................................................................          21
Liquidation Proceeds..................................................................................          45
Mitsubishi Motors.....................................................................................          37
MMCA..................................................................................................       3, 37
MMSA..................................................................................................       3, 37
Monthly Accrued Note Interest.........................................................................          46
Motor Vehicle.........................................................................................          17
Motor Vehicle Contracts...............................................................................          16
Note Interest Rate....................................................................................       5, 47
Note Owner............................................................................................           4
Note Payment Account..................................................................................          43

                                                                                                           PAGE
                                                                                                        ----------
Note Pool Factor......................................................................................          36
Noteholders...........................................................................................           5
Notes.................................................................................................       cover
OID...................................................................................................          68
OID Regulations.......................................................................................          69
Opinion of Counsel....................................................................................          55
Owner Trustee.........................................................................................           3
Parties-in-Interest...................................................................................          72
Payaheads.............................................................................................          43
Payahead Account......................................................................................          43
Payment Date..........................................................................................    cover, 5
Permitted Investments.................................................................................          44
Plan Assets Regulation................................................................................          73
Pool Balance..........................................................................................           4
Prepayable Obligation.................................................................................          69
Prepayment Assumption.................................................................................          69
Principal Carryover Shortfall.........................................................................          47
Principal Distribution Amount.........................................................................       6, 46
PTCE..................................................................................................          73
Purchase Agreement....................................................................................           4
Purchase Amount.......................................................................................          57
Qualified Institution.................................................................................          43
Qualified Trust Institution...........................................................................          44
Rating Agency.........................................................................................          10
Realized Losses.......................................................................................          47
Receivable File.......................................................................................          57
Receivables...........................................................................................    cover, 4
Record Date...........................................................................................           5
Recoveries............................................................................................          45
Regular Principal.....................................................................................          47
Representative........................................................................................          74
Reserve Account.......................................................................................           7
Reserve Initial Deposit...............................................................................           7
Rule of 78's..........................................................................................          24
Rule of 78's Payment..................................................................................          24
Sale and Servicing Agreement..........................................................................           4
Sample Pool...........................................................................................          26
Sample Receivables....................................................................................          26
Scheduled Principal...................................................................................          47
Securities Act........................................................................................           2
Seller................................................................................................           3
Servicing Fee.........................................................................................           9
Servicing Rate........................................................................................       9, 59
Simple Interest Receivables...........................................................................          24
Special Payment Date..................................................................................           5
Special Tax Counsel...................................................................................          68
Specified Reserve Balance.............................................................................       7, 48
Terms and Conditions..................................................................................          41
Total Required Payment................................................................................       7, 47
Total Servicing Fee...................................................................................          59

                                                                                                           PAGE
                                                                                                        ----------
Transfer and Servicing Agreements.....................................................................          56
Truck.................................................................................................          17
Truck Contracts.......................................................................................          16
Trust.................................................................................................        1, 3
Trust Accounts........................................................................................          43
Trust Agreement.......................................................................................           3
Trust Property........................................................................................           4
UCC...................................................................................................          63
Underwriters..........................................................................................          74
Underwriting Agreement................................................................................          74
U.S. Person...........................................................................................         A-4
Weighted Average Rate.................................................................................           8
Yield Supplement Account..............................................................................           8
Yield Supplement Agreement............................................................................           7
Yield Supplement Amount...............................................................................           8
Yield Supplement Letter of Credit.....................................................................          44

                                                                         ANNEX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered MMCA Auto Owner Trust 1997-1 Asset Backed Notes will be available only in book-entry form. Investors in the Notes may hold such Notes through any of DTC, Cedel, or Euroclear. The Notes will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Notes through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Notes directly through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Notes will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Notes through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Notes will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Notes are to be transferred from the account of a DTC Participant to the accounts of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the respective Depositary to receive the Notes against payment. Payment will include interest accrued on the Notes from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year consisting of twelve 30-day months. Payment will then be made by the Depositary to the DTC Participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Notes are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on the Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Notes to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Notes from and including the last coupon payment date to and excluding the settlement date on the basis of a 360-day year consisting of twelve 30-day months. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Notes in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Note Owner or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership (including an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.



    Recent Treasury regulations could affect the procedures to be followed by a non-U.S. Person in complying with the United Stated federal withholding, backup withholding, and information reporting rules. The regulations are not currently effective but, if finalized in their current form, would be effective for payments made after December 31, 1998. Prospective investors are advised to consult their own tax advisers regarding the effect, if any, of the regulations on the purchase, ownership, and disposition of the Notes.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Seller, the Servicer or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Seller or the Servicer since such date.

                                ----------------

                               TABLE OF CONTENTS


                                                           Page
                                                           -----
Available Information.................................           2
Reports to Noteholders................................           2
Summary...............................................           3
Risk Factors..........................................          11
The Trust.............................................          15
The Trust Property....................................          16
MMCA's Vehicle Contract Portfolio.....................          16
The Receivables.......................................          21
Pool Factors and Other Information....................          36
Use of Proceeds.......................................          36
The Seller............................................          36
The Servicer..........................................          37
Description of the Notes..............................          37
Description of the Transfer and Servicing
  Agreements..........................................          56
Certain Legal Aspects of the Receivables..............          63
Certain Federal Income Tax Consequences...............          68
Certain State Tax Consequences........................          72
ERISA Considerations..................................          72
Underwriting..........................................          74
Legal Opinions........................................          75
Index of Principal Terms..............................          76
Annex A...............................................         A-1



    Until January 7, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.



                                  $450,904,000
                                      MMCA
                                Auto Owner Trust
                                     1997-1
                                  $135,000,000
                                   Class A-1
                                  Money Market
                            5.63% Asset Backed Notes



                                  $115,000,000
                                   Class A-2
                            5.79% Asset Backed Notes



                                  $123,000,000
                                   Class A-3
                            6.08% Asset Backed Notes



                                  $77,904,000
                                   Class A-4
                            6.17% Asset Backed Notes


                                   MMCA Auto
                               Receivables, Inc.
                                     Seller

                                     [LOGO]

                                    Servicer

                                   PROSPECTUS

                           Credit Suisse First Boston

                              Merrill Lynch & Co.

                               J.P. Morgan & Co.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee..........................................  $ 136,638
Printing and Engraving....................................  $  45,000
Trustee's Fee.............................................  $  25,000
Legal Fees and Expenses...................................  $ 150,000
Blue Sky Fees and Expenses................................  $  20,000
Accountant's Fees and Expenses............................  $  93,000
Rating Agency Fees........................................  $ 210,000
Miscellaneous Fees and Expenses...........................  $   5,058
                                                            ---------

Total Expenses............................................  $ 684,695
                                                            ---------
                                                            ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware provides as follows:

    145 Indemnification of Officers, Directors, Employees and Agents; Insurance

    (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    Article VIII of the By-Laws of MMCA Auto Receivables, Inc. provides as follows:

    Section 1. DEFINITIONS. For purposes of this Article VIII: (i) "Corporation" shall be deemed to mean this Corporation and shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another legal entity shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued; (ii) a "legal entity" is a corporation, partnership, joint venture, trust or other enterprise; (iii) a "proceeding" is any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action or suit by or in the right of the Corporation to procure a judgment in its favor, and any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such action, suit or proceeding; and (iv) a "qualified position" with respect to any legal entity is a position as a director or an officer of such legal entity or a position held by a director, officer or employee of such legal entity which does or might constitute him a fiduciary with respect to any employee benefit plan for the employees of such legal entity under any Federal or state law regulating employee benefit plans.

    Section 2. MANDATORY INDEMNIFICATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in a qualified position with respect to the Corporation or is serving in a similar capacity with respect to any other legal entity at the request of the Corporation, against all expenses (including attorneys' fees and costs of investigation and litigation), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such proceeding to the maximum extent permitted under the General Corporation Law of the State of Delaware (the "Delaware Law", which term shall be deemed to include the General Corporation Law of the State of Delaware or any successor statute or section thereof, as now written or hereafter amended). The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person acted in such a manner as to make him ineligible for indemnification. The right of a person to be indemnified hereunder shall be a contract right and shall include the right to be paid by the Corporation all expenses incurred in defending any such proceeding in advance of its final disposition upon compliance with the provisions of Delaware Law then in effect concerning advancement of expenses.

    Section 3. PERMISSIVE INDEMNIFICATION. In addition to the indemnification provided for in Section 2, the Corporation shall have the power to indemnify or contract in advance to indemnify, to a lesser or the same extent that indemnification is required under Section 2, any person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is serving in any capacity with respect to the Corporation or with respect to any other legal entity at the request of the Corporation.

    Section 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is permitted under Delaware Law, or, in the case of indemnification under Section 3, is proper because the requirements specified by the Corporation with respect to such indemnification have been met. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who neither are nor were parties to the proceeding, or (ii) if such a quorum is not obtainable or, even though obtainable, a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. In making a determination the directors may rely, as to all questions of law, on the advice of independent legal counsel.

    Section 5. CLAIMS FOR INDEMNIFICATION OR ADVANCES. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Delaware Law, but the burden of proving such defense shall be on the Corporation.

    Section 6. MISCELLANEOUS. Every reference in this Article VIII to persons who are entitled to indemnification and advancement of expenses shall include all persons who formerly occupied any of the positions hereinabove set forth in this Article VIII, to the extent they would have been entitled to indemnification and advancement of expenses under the provisions of this Article VIII if they still held such positions and their respective heirs, executors and administrators. Indemnification or advancement of expenses provided pursuant to the foregoing provisions of this Article VIII shall not be exclusive of any other rights of indemnification or advancement of expenses to which any person may be entitled. Such rights include, but are not limited to, any and all rights under insurance policies that may be purchased and maintained by the Corporation or others, whether or not the Corporation would have the power to indemnify such person in the particular instance under the provisions of this Article VIII, but no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by any other party, including an insurer.

    Section 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


    NUMBER                                                 DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     1.1--   Form of Underwriting Agreement***
     3.1--   Certificate of Incorporation of the Seller*
     3.2--   Bylaws of the Seller**
     4.1--   Form of Trust Agreement of the Trust between the Seller and the Owner Trustee***
     4.2--   Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust***
     4.3--   Form of Indenture between the Trust and the Indenture Trustee***
     4.4--   Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee***
     4.5--   Form of Note (contained in Exhibit 4.3)***
     5.1--   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality***
     8.1--   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters***
    10.1--   Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and the Seller***
    10.2--   Yield Supplement Agreement***
    23.1--   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)***
    23.2--   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)***
      24--   Powers of Attorney***
    24.1--   Board Resolutions of the Seller***
      25--   Form T-1 of Indenture Trustee***


------------------------

*   Incorporated by reference to Exhibit 3.1 of Registration Statement No.
    33-67014.

** Incorporated by reference to Exhibit 3.2 of Registration Statement No. 33-67014.

*** Previously filed.

    (b) Financial Statement Schedules

    Not applicable.

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes as follows:

        (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (d) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, State of California, on October 8, 1997.


                                MMCA AUTO RECEIVABLES, INC.

                                BY                  SEIICHI UO*
                                     -----------------------------------------
                                                     Seiichi Uo
                                               DIRECTOR AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                   SEIICHI      Director and President         October 8, 1997
      UO               *        (principal executive
------------------------------  officer)
          Seiichi Uo

               HIDEYUKI         Secretary and Treasurer        October 8, 1997
      KITAMURA         *        (principal financial
------------------------------  officer and principal
      Hideyuki Kitamura         accounting officer)

                   JOHN         Director                       October 8, 1997
     MAYNARD            *
------------------------------
         John Maynard

                 MASAKI         Director                       October 8, 1997
     TAKAHASHI          *
------------------------------
       Masaki Takahashi

              CHARLES A.        Director                       October 8, 1997
       TREDWAY        *
------------------------------
      Charles A. Tredway

               YASUHIRO         Director                       October 8, 1997
      HAGIHARA         *
------------------------------
      Yasuhiro Hagihara



                   /s/ ERIC L. ECKES
         --------------------------------------
  *By               ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


                                                                                                          SEQUENTIALLY
  EXHIBIT                                                                                                  NUMBERED
  NUMBER                                             DESCRIPTION                                             PAGE
-----------  -------------------------------------------------------------------------------------------  -----------
       1.1   Form of Underwriting Agreement***

       3.1   Certificate of Incorporation of the Seller*

       3.2   Bylaws of the Seller**

       4.1   Form of Trust Agreement of the Trust between the Seller and the Owner Trustee***

       4.2   Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust***

       4.3   Form of Indenture between the Trust and the Indenture Trustee***

       4.4   Form of Administration Agreement among the Trust, the Administrator and the Indenture
             Trustee***

       4.5   Form of Note (contained in Exhibit 4.3)***

       5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Legality***

       8.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP re Tax Matters***

      10.1   Form of Purchase Agreement between Mitsubishi Motors Credit of America, Inc. and the
             Seller***

      10.2   Yield Supplement Agreement***

      23.1   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)***

      23.2   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1)***

      24     Powers of Attorney***

     24.1--  Board Resolutions of the Seller***

      25     Form T-1 of Indenture Trustee***


------------------------

*   Incorporated by reference to Exhibit 3.1 of Registration Statement No.
    33-67014.

** Incorporated by reference to Exhibit 3.2 of Registration Statement No. 33-67014.

*** (previously filed)